                                                                   EXHIBIT 10.60


                          LOAN AND SECURITY AGREEMENT

                           Dated as of April 29, 1998

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent

                                      and

                          GT BICYCLES CALIFORNIA, INC.

                                as the Borrower
                                ---------------

                                      and

                               GT BICYCLES, INC.

                          RITEWAY PRODUCTS EAST, INC.

                      RITEWAY PRODUCTS NORTH CENTRAL, INC.

                      RITE-WAY DISTRIBUTORS CENTRAL, INC.

                          RITE-WAY DISTRIBUTORS, INC.

                             as other Loan Parties
                             ---------------------

                               TABLE OF CONTENTS

Section                                                                                              Page
ARTICLE I          INTERPRETATION OF THIS AGREEMENT   . . . . . . . . . . . . . . . . . . . . . .  .  1

1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  1
1.2      Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 27
1.3      Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 27

ARTICLE II         LOANS AND LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . .  . 28

2.1      Total Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 28
2.2      Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 28
2.3      Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 34
2.4      ACH Transactions and Other Indemnified Transactions  . . . . . . . . . . . . . . . . . .  . 40
2.5      Loan Parties' Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 41

ARTICLE III        INTEREST AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 48

3.1      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 48
3.2      Conversion and Continuation Elections  . . . . . . . . . . . . . . . . . . . . . . . . .  . 48
3.3      Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 49
3.4      Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 50
3.5      Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 50
3.6      Letter of Credit Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 50

ARTICLE IV         PAYMENTS AND PREPAYMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . .  . 51

4.1      Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 51
4.2      Termination of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 51
4.3      Payments by the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 52
4.4      Payments as Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 53
4.5      Apportionment, Application and Reversal of Payments  . . . . . . . . . . . . . . . . . .  . 53
4.6      Indemnity for Returned Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 53
4.7      Agent's and Lenders' Books and Records; Monthly Statements . . . . . . . . . . . . . . .  . 54

ARTICLE V          TAXES, YIELD PROTECTION AND ILLEGALITY   . . . . . . . . . . . . . . . . . . .  . 54

5.1      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 54
5.2      Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 55
5.3      Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . . . . . . . . .  . 56
5.4      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 56
5.5      Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 57
5.6      Certificates of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 57
5.7      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 57

ARTICLE VI         COLLATERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 57

6.1      Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 57
6.2      Perfection and Protection of Security Interest . . . . . . . . . . . . . . . . . . . . .  . 58
6.3      Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 59
6.4      Title to, Liens on, and Sale and Use of Collateral . . . . . . . . . . . . . . . . . . .  . 60
6.5      Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 60
6.6      Access and Examination; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . .  . 60
6.7      Collateral Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 61
6.8      Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 62
6.9      Collection of Accounts; Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 64
6.10     Inventory; Perpetual Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 64
6.11     Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 65
6.12     Assigned Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 66
6.13     Documents, Instruments, and Chattel Paper  . . . . . . . . . . . . . . . . . . . . . . .  . 66
6.14     Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 67
6.15     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 67
6.16     The Agent's and Lenders' Rights, Duties and Liabilities  . . . . . . . . . . . . . . . .  . 67

ARTICLE VII        BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES  . . . . . . . . . . . . . .  . 68

7.1      Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 68
7.2      Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 68
7.3      Notices to the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 71

ARTICLE VIII       GENERAL WARRANTIES AND REPRESENTATIONS   . . . . . . . . . . . . . . . . . . .  . 73

8.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents . .  . 73
8.2      Validity and Priority of Security Interest . . . . . . . . . . . . . . . . . . . . . . .  . 74
8.3      Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 74
8.4      Corporate Name; Prior Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 74
8.5      Subsidiaries and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 74
8.6      Financial Statements and Projections . . . . . . . . . . . . . . . . . . . . . . . . . .  . 74
8.7      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.8      Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.9      Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.10     Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.11     Title to Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.12     Real Estate; Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.13     Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 75
8.14     Trade Names and Terms of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 77
8.15     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 77
8.16     Restrictive Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 77
8.17     Labor Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 77
8.18     Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 77
8.19     No Violation of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 78

8.20     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 78
8.21     ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 78
8.22     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 78
8.23     Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 78
8.24     Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.25     Copyrights, Patents, Trademarks and Licenses, etc  . . . . . . . . . . . . . . . . . . .  . 79
8.26     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.27     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.28     Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.29     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.30     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 79
8.31     Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 80

ARTICLE IX         AFFIRMATIVE AND NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . .  . 80

9.1      Taxes and Other Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 80
9.2      Corporate Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . .  . 80
9.3      Compliance with Law and Agreements; Maintenance of Licenses  . . . . . . . . . . . . . .  . 80
9.4      Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 81
9.5      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 81
9.6      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 82
9.7      Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 82
9.8      Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 83
9.9      Mergers, Consolidations or Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 83
9.10     Distributions; Capital Change; Restricted Investments  . . . . . . . . . . . . . . . . .  . 83
9.11     Transactions Affecting Collateral or Obligations . . . . . . . . . . . . . . . . . . . .  . 83
9.12     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 84
9.13     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 84
9.14     Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 84
9.15     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 84
9.16     Investment Banking and Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  . 84
9.17     Business Conducted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.18     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.19     Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.20     New Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.21     Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.22     Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 85
9.23     Adjusted Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 86
9.24     Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 86
9.25     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 86
9.26     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 86

ARTICLE X          CONDITIONS OF LENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 87

10.1     Conditions Precedent to Making of Loans on the Closing Date  . . . . . . . . . . . . . .  . 87
10.2     Conditions Precedent to Each Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 89

ARTICLE XI         DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 90

11.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 90
11.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 93

ARTICLE XII        TERM AND TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 94

12.1     Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 94

ARTICLE XIII       AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS  . . . . . . . . .  . 94

13.1     No  Waivers Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 94
13.2     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 95
13.3     Assignments; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 95

ARTICLE XIV        THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 97

14.1     Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 97
14.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 98
14.3     Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 98
14.4     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 98
14.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 99
14.6     Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 99
14.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
14.8     Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
14.9     Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
14.10    Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
14.11    Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   102
14.12    Restrictions on Actions by Lenders; Sharing of Payments  . . . . . . . . . . . . . . . .   103
14.13    Agency for Perfection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
14.14    Payments by Agent to Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   104
14.15    Concerning the Collateral and the Related Loan Documents . . . . . . . . . . . . . . . .   104
14.16    Field Audit and Examination Reports; Disclaimer by Lenders . . . . . . . . . . . . . . .   104
14.17    Relation Among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105

ARTICLE XV         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105

15.1     Cumulative Remedies; No Prior Recourse to Collateral . . . . . . . . . . . . . . . . . .   105
15.2     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   105
15.3     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver  . . . . . . . . .   105
15.4     WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   107
15.5     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . .   108
15.6     Other Security and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   108
15.7     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   108
15.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   109
15.9     Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   110

15.10    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   110
15.11    Indemnity of the Agent and the Lenders by the Borrower . . . . . . . . . . . . . . . . .   110
15.12    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
15.13    Final Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
15.14    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
15.15    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111
15.16    Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   111

                             EXHIBITS AND SCHEDULES
                             ----------------------


EXHIBIT A -          FINANCIAL STATEMENTS

EXHIBIT B -          FORM OF NOTICE OF BORROWING

EXHIBIT C -          FORM OF NOTICE OF CONVERSION/CONTINUATION

EXHIBIT D -          FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT E-           FINANCIAL PROJECTIONS

                          LOAN AND SECURITY AGREEMENT

         Loan and Security Agreement, dated as of April 29, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the "Agent"), and GT Bicycles California, Inc., a California corporation, with offices at 2001 East Dyer Road, Santa Ana, California 92705 (the "Borrower"), GT Bicycles, Inc. (the "Parent"), Riteway Products East, Inc. ("Riteway East"), Riteway Products North Central, Inc. ("Riteway North Central"), Rite-Way Distributors Central, Inc. ("Riteway Distributors Central") and Rite-Way Distributors, Inc. ("Riteway Distributors"), affiliates of the Borrower and, together with the Borrower, sometimes called Loan Parties (as hereafter defined) hereunder.

                              W I T N E S S E T H

         WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving credit facility for loans and letters of credit in an aggregate amount not to exceed $75,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes;

         WHEREAS, the Lenders have agreed to make available to the Borrower such revolving credit facility, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Riteway East, Riteway North Central, Riteway Distributors Central, and Riteway Distributors are parties to this Agreement and certain other agreements relating to such revolving credit facility in order to make certain representations and warranties, and to incur certain guaranty and other obligations in favor of the Lenders and the Agent.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Loan Parties hereby agree as follows:

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         1.1     Definitions.  As used herein:

                 "Accounts" means all of each of the Loan Parties' now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                 "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                 "ACH Settlement Risk Reserve" means any and all reserves which the Agent, after the Closing Date, from time to time establishes, in its reasonable discretion, with respect to ACH Transactions.

                 "ACH Transactions" means all debts, liabilities, and other obligations now or hereafter owing to Bank of America or its Affiliates from any of the Loan Parties arising from or related to any cash management or related services including the automatic clearing house transfer of funds by the Bank of America or its Affiliates for the account of any of the Loan Parties pursuant to agreement or overdrafts.

                 "Adjusted Net Earnings" means with respect to any fiscal period of the Consolidated Domestic Companies, the Consolidated Domestic Companies' Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from
Operations: (a) income tax expense, (b) total interest expense net of interest income, (c) total amortization expense, (d) total depreciation expense, (e) the foreign exchange loss net of the foreign exchange gain, and (f) other expenses net of other income (except expenses relating to discontinued operations).

                 "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Consolidated Domestic Companies, the sum of each Consolidated Domestic Company's net income after provision for income taxes for such period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings or operating losses of any corporation, substantially all the assets of which have been acquired by such Consolidated Domestic Company in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings or operating losses of any business entity in which such Consolidated Domestic Company has an ownership interest unless (i) such earnings shall actually have been received by such Consolidated Domestic Company in the form of cash distributions and
(ii) such operating losses shall have been funded by such Consolidated Domestic Company; (e) earnings or operating losses of any Person to which assets of such Consolidated Domestic Company shall have been sold, transferred or disposed of, or into which such Consolidated Domestic Company shall have been merged, or which has been a party with such Consolidated Domestic Company to any consolidation or other form of reorganization, which are realized by such Person prior to the date of such sale, merger or other transaction; (f) gain arising from the acquisition of debt or equity securities of such Consolidated Domestic Company or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                 "Adjusted Tangible Assets" means all of the Parent's consolidated assets (including foreign assets) as determined in accordance with GAAP, except: (a) deferred assets, other than deferred tax assets; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Parent constituting Intercompany Accounts; (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date; and (g) any investments pursuant to subsections (g) and (h) of the definition of Restricted Investments.

                 "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of the Parent at such date prepared in accordance with GAAP; less (b) the amount at which the Parent's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities, as determined in accordance with GAAP, which would be required to be shown on such consolidated balance sheet. Notwithstanding the foregoing, any foreign currency translation adjustments will be excluded from the calculations hereunder.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                 "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and any successor agent.

                 "Agent Advances" has the meaning specified in Section 2.2(i).

                 "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

                 "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Aggregate Revolver Outstandings" means, at any time: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                 "Agreement" means this Loan and Security Agreement.

                 "Anniversary Date" means each anniversary of the Closing Date.

                 "Applicable Inventory Advance Rate" means (a) seventy percent (70%) for Eligible Current Year Inventory and Eligible Imported Inventory and
(b) fifty percent (50%) for Eligible Year Old Inventory; provided, however, that the Applicable Inventory Advance Rate for Eligible Current Year Inventory and Eligible Imported Inventory will be reduced to sixty-five percent (65%) six months after the Closing Date and will be further reduced to sixty percent (60%) upon the earlier of (i) the repayment in full of the BofA Loan, and (ii) the first Anniversary Date; provided, further, that the Applicable Inventory Advance Rate for Eligible

Year Old Inventory will be reduced to forty-five percent (45%) six months after the Closing Date and will be further reduced to forty percent (40%) upon the earlier of (i) the repayment in full by the Loan Parties of the BofA Loan, and
(ii) the first Anniversary Date.

                 "Applicable Margin" means

                          (a)     with respect to Base Rate Revolving Loans and
all other Obligations (other than LIBOR Revolving Loans), 1.0% (or .75% upon the payment in full of the BofA Loan);

                          (b)     with respect to LIBOR Revolving Loans, 2.5%
(or 2.25% upon the payment in full of the BofA Loan);

provided, however, that the Applicable Margin set forth in (a) and (b) above shall be reduced in accordance with the Financial Performance Test, as measured semi-annually at the end of the first and third fiscal quarters of each Fiscal Year (beginning with the release of the Parent's quarterly report on Form 10-Q for the quarter ended September 30, 1998); and provided, further, that before such reductions in the Applicable Margin will be instituted, the Applicable Inventory Advance Rate in effect for Eligible Current Year Inventory and Eligible Imported Inventory must be no greater than 60%.

                 "Assigned Contracts" means, collectively, all of the rights and remedies of each of the Loan Parties under, and all moneys and claims for money due or to become due to each of the Loan Parties under, those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of any Loan Party now or hereafter existing:
(i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                 "Assignee" has the meaning specified in Section 13.3(a).

                 "Assignment and Acceptance" has the meaning specified in
Section 13.3(a).

                 "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.

                 "Availability" means, at any time the lesser of:

                          (a)     the Maximum Revolver Amount or

                          (b)     the sum of eighty-five percent (85%) of the
Net Amount of Eligible Accounts; plus the Net Amount of Eligible Inventory multiplied by the Applicable

Inventory Advance Rate; provided, that at no time shall the sum of outstanding Revolving Loans based upon the value of Eligible Inventory exceed $40,000,000 ("Maximum Inventory Loan");

                 Less, in the case of each of (a) and (b) above, the sum of:

                          (A)     the Aggregate Revolver Outstandings;

                          (B)     reserves for accrued interest on the
                                  Obligations;

                          (C)     ACH Settlement Risk Reserve;

                          (D)     the BofA Japan Reserve;

                          (E)     the BofA France Reserve;

                          (F)     the Foreign Exchange Reserve;

                          (G)     the Receivable Dilution Reserve; and

                          (H)     all other reserves (including the
                                  Environmental Compliance Reserve) which the
                                  Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

                 "Average Availability" means, with respect to the measurement of Applicable Margin at the end of the first and third quarter of each Fiscal Year, the arithmetic average of daily Availability (as calculated by the Agent and reasonably agreed to by the Borrower) for each of the three months immediately preceding the end of such first or third quarters, as applicable.

                 "BABC" means BankAmerica Business Credit, Inc.

                 "BABC Loan" and "BABC Loans" have the meanings specified in
Section 2.2(h).

                 "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                 "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                 "Base Rate" means, for any day, the rate of interest per annum in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                 "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                 "Blocked Account Agreements" means those Blocked Account Agreements required to be delivered pursuant to Section 6.9.

                 "BofA France Reserve" means up to $4,000,000, until such time as that certain credit facility extended by Bank of America to the Loan Parties (or their Affiliates) is paid in full. Upon the termination of such credit facility, the BofA France Reserve will be $0.

                 "BofA Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith between Agent and Bank of America.

                 "BofA Japan Reserve" means up to $4,000,000, until such time as that certain credit facility extended by Bank of America to the Loan Parties (or their Affiliates) is paid in full. Upon the termination of such credit facility, the BofA Japan Reserve will be $0.

                 "BofA Loan" means that $20,000,000 bridge term loan facility dated as of April 29, 1998 between Bank of America and the Loan Parties.

                 "Borrower Group Companies" means the Consolidated Domestic Companies and the Parent.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans made by the Lenders to the Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

                 "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, in form and substance satisfactory to the Agent, setting forth the calculation of the Availability, including a calculation of each component thereof, as of the close of business no more than five (5) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Agent. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

                 "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease.

                 "Capital Lease" means any lease of property by the any of the Consolidated Domestic Companies which, in accordance with GAAP, is or should be reflected as a capital lease on the consolidated balance sheet of the Parent.

                 "Change of Control" means any event or series of events by which (i) any Person or Persons and any Affiliates of such Person or Persons acting in concert (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act) shall acquire, directly or indirectly, through a merger or other transaction, outstanding shares of voting capital stock of the Parent, enabling such Person or Persons to cast more than 50% of the votes necessary for the election of directors of the Parent or possessing in excess of 50% of the total combined voting power of the voting capital stock of the Parent, provided, however, that the accumulation of any voting capital stock of Parent by any Person or Persons listed on the Parent's Form 10-K filed with the Securities and Exchange Commission for the Parent's Fiscal Year ending December 31, 1997 as owning five percent (5%) or more of the Parent's outstanding common stock on such date (or by any Affiliates of such Person or Persons) shall not be deemed a Change of Control; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of the period constituted the Board of Directors of the Parent (or new directors whose election by the Parent's directors (or whose nomination for election by the Parent's stockholders) was approved by two-thirds (2/3) of the Parent's directors then still in office who were either directors at the beginning of the period or were previously approved under this procedure) cease to constitute a majority of the Board of Directors of the Parent then in office.

                 "Change of Ownership" means (a) a sale by the Loan Parties of substantially all of their respective assets; (b) a sale by the Parent of substantially all of the stock of all of its Subsidiaries; or (c) any event or series of events by which any Person or Persons and any Affiliates of such Person or Persons acting in concert (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act) shall acquire, directly or indirectly, through a merger or other transaction, outstanding shares of voting capital stock of the Parent, enabling such Person or Persons to cast more than 50% of the votes necessary for the election of directors of the Parent or possessing in excess of 50% of the total combined voting power of the voting capital stock of the Parent, provided, however, that the accumulation of any voting capital stock of Parent by any Person or Persons listed on the Parent's Form 10-K filed with the Securities and Exchange Commission for the Parent's Fiscal Year ending December 31, 1997 as owning five percent (5%) or more of the Parent's outstanding common stock on such date (or by any Affiliates of such Person or Persons) shall not be deemed a Change of Ownership.

                 "Closing Date" means the date of this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                 "Collateral" has the meaning specified in Section 6.1(a).

                 "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all Lenders.

                 "Consolidated Domestic Companies" means the Loan Parties (other than the Parent), GT BMX Products, Inc., Innovations in Composites, Inc. and any other domestic consolidated Subsidiary of the Parent.

                 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                 "Copyright, Patent and Trademark Agreements" means the Supplemental Security Agreement (Copyrights), the Supplemental Security Agreement (Patents) and the Supplemental Security Agreement (Trademarks), each dated as of the date hereof, executed and delivered by the applicable Loan Parties to the Agent to evidence and perfect the Agent's Lien in the Loan Parties' respective present and future copyrights, patents, trademarks, and related licenses and rights.

                 "Credit Support" has the meaning specified in Section 2.3(a).

                 "Current Model Year" means the specific and unique model year (as such term is applied to Inventory by the Loan Parties in a manner consistent with past practices) that is (i) the same as the current calendar year, or (ii) the year immediately subsequent to the current calendar year.

                 "Dated Account" means an Account having a due date of 60 days or greater but no more than 240 days from the date of the original invoice therefor.

                 "Debt" means all liabilities, obligations and indebtedness of any of the Borrower Group Companies to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) any Borrower Group Company's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on any Borrower Group Company's property, even though such Borrower Group Company shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the applicable Borrower Group Company prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower Group Company, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the applicable Borrower Group Company prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under any Guaranty; and (vii) deferred taxes.

                 "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Defaulting Lender" has the meaning specified in Section 2.2(g)(2).

                 "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points .

                 "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options, rights or warrants for such stock) of such corporation, other than (i) dividends or other distributions in capital stock (or any options or warrants for such stock) of such corporation of the same class or (ii) issuances of equity interests upon exercise of outstanding warrants, options or other rights; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

                 "DOL" means the United States Department of Labor or any successor department or agency.

                 "Dollar" and "$" means dollars in the lawful currency of the United States.

                 "Eligible Accounts" means all Accounts of the Borrower and of other Loan Parties which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                          (a)     other than Dated Accounts, which is more than
60 days past due;

                          (b)     which is a Dated Account that is more than 30
days past due, provided however, that for the 18 month period following the Closing Date, up to $2,000,000 of all Dated Accounts which are past due between 31 and 60 days (and which are otherwise Eligible Accounts) shall be considered Eligible Accounts;

                          (c)     with respect to which any of the
representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

                          (d)     with respect to which, in whole or in part, a
check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                          (e)     which represents a progress billing (as
hereinafter defined) or as to which the Borrower or other Loan Party (as applicable) have extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or such other Loan Party's (as applicable) completion of any further performance under the contract or agreement;

                          (f)     as to which any one or more of the following
events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                          (g)     if fifty percent (50%) or more of the
aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise reasonably established by the Agent;

                          (h)     owed by an Account Debtor which: (i) does not
maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or Canada or any state, territory or province thereof; or (iii) is the government of any foreign country or sovereign state other than Canada, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit acceptable to the Agent; provided however, that Accounts that would be ineligible solely by reason of the foregoing provisions of this paragraph (h), in an aggregate amount outstanding at any one time not in excess of 5% of all Eligible Accounts, will be considered Eligible Accounts;

                          (i)     owed by an Account Debtor which is an
Affiliate, employee, sales representative or agent of the Borrower or any other Loan Party;

                          (j)     except as provided in (k) below, as to which
either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                          (k)     which is owed by an Account Debtor to which
the Borrower or any other Loan Party is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                          (l)     which is owed by the government of the United
States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's reasonable satisfaction with respect to such Account;

                          (m)     which is owed by any state, municipality, or
other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                          (n)     which represents a sale on a bill-and-hold,
guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                          (o)     which is evidenced by a promissory note or
other instrument or by chattel paper;

                          (p)     if the Agent believes, in the exercise of its
reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                          (q)     with respect to which the Account Debtor is
located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or other Loan party to which such Account is payable, to seek judicial enforcement in such State of payment of such Account, unless such Borrower or other Loan Party, as applicable, has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

                          (r)     which arises out of a sale not made in the
ordinary course of the Borrower's or other Loan Party's (as applicable) business;

                          (s)     as to which the goods giving rise to such
Account have not been shipped to the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or other Loan Party (as applicable), and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services; provided, however, that the Loan Parties may render invoices upon shipment and Accounts relating thereto will be included as Eligible Accounts on Borrowing Base Certificates, but any such Accounts as to which delivery or acceptance fails to occur, or as to which acceptance is revoked, shall promptly (but no less frequently than weekly) be excluded from the calculation of Eligible Accounts;

                          (t)     which arises out of an enforceable contract or
order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower or other Loan Party (as applicable) to the Agent with respect to such Account;

                          (u)     which is not subject to a first priority and
perfected security interest in favor of the Agent for the benefit of the Lenders; or

                          (v)     which arises out of a cash on delivery sale;
provided, however, that Accounts that would be ineligible solely by reason of this paragraph (v), in an aggregate amount outstanding at any time not in excess of $100,000, will be considered Eligible Accounts.

                                  If any Account at any time ceases to be an
Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                 "Eligible Current Year Inventory" means Eligible Inventory, valued at the lower of cost (on a weighted average cost basis) or market, consisting of Current Model Year bicycles and parts held for sale and accessories relating thereto.

                 "Eligible Imported Inventory" means Imported Inventory (i) which otherwise constitutes Eligible Current Year Inventory, (ii) with respect to which the bills of lading or other negotiable or non-negotiable documents name the Agent as the consignee or other Person to whom or to whose order such document promises delivery, and (iii) which is subject to a first perfected Agent's Lien; provided, however, any Imported Inventory existing on the Closing Date does not have to meet the requirements of subsections (ii) and (iii) above.

                 "Eligible Inventory" means Inventory that constitutes raw materials and first quality finished goods (including parts held for sale, but not spare parts) and that, unless the Agent in its reasonable discretion elects: (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, unmerchantable, or subject to a product recall (unless the problem giving rise to the recall has been corrected to the reasonable satisfaction of the Agent);
(b) other than Eligible Imported Inventory, is located at premises owned by the Borrower or other Loan Party or on premises otherwise reasonably acceptable to the Agent, provided, however, that Inventory located on premises leased to the Borrower or other Loan Party shall not be Eligible Inventory unless the Borrower or other Loan Party (as applicable) shall have delivered to the Agent a written waiver or subordination agreement, duly executed on behalf of the appropriate landlord and in form and substance reasonably acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory; (c) is subject to a first priority perfected Agent's Lien; (d) is not used Inventory, work-in-process, spare parts, packaging and shipping materials, promotional Inventory, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower or other Loan Party (as applicable) on consignment;
(e) is not bicycle Inventory having a model year more than one calendar year prior to the current calendar year; and (f) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. Notwithstanding the foregoing, Eligible Inventory shall not include at any time: (i) Eligible Year Old Inventory in excess of $5,000,000, except in the first quarter of each calendar year when the value may not exceed $7,500,000; (ii) parts held for sale and accessories in excess of $35,000,000, except in January through June of each calendar year when the value may not exceed $40,000,000; and (iii) Eligible Imported Inventory in excess of $15,000,000. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                 "Eligible Year Old Inventory" means Eligible Inventory, valued at the lower of cost (on a weighted average cost basis) or market, that consists of bicycles having a model year (as such term is applied to Inventory by the Loan Parties in a manner consistent with past practices) that is the same as the calendar year immediately prior to the current calendar year and parts held for sale and accessories relating thereto.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "Environmental Compliance Reserve" means any reserves which the Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by the Borrower or other Loan Party in order for the Borrower or such other Loan Party and their affected operations and property (as the case may be) (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, which noncompliance may materially and adversely affect such operations or property, or

(b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 9.7.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                 "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or
(2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                 "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                 "Equipment" means all of the Borrower's and other Loan Parties' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower or other Loan Party (as applicable) and all of the Borrower's or such Loan Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower or the other Loan Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi- employer Plan;
(e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                 "Event of Default" has the meaning specified in Section 11.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                 "Excluded Equipment" means all of the Borrower's and other Loan Parties' machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (excluding Inventory) set forth on Schedule 1.1B.

                 "Facility Fee" has the meaning specified in Section 3.4.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City reasonably selected by the Agent.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Financial Performance Test" means the following test for purposes of reducing the Applicable Margin: (a) if the Leverage Ratio is less than or equal to 3.0 to 1.0 and the Average Availability is at least $5,000,000, then the Applicable Margin for Base Rate Revolving Loans is .50% and the Applicable Margin for LIBOR Revolving Loans is 2.00%; (b) if the Leverage Ratio is less than or equal to 2.75 to 1.0 and the Average Availability is at least $7,500,000, then the Applicable Margin for Base Rate Revolving Loans is .25% and the Applicable Margin for LIBOR Revolving Loans is 1.75%; (c) if the Leverage Ratio is less than or equal to 2.50 to 1.0 and the Average Availability is at least $12,500,000, then the Applicable Margin for Base Rate Revolving Loans is -0- and the Applicable Margin for LIBOR Revolving Loans is 1.50%; and (d) if the Leverage Ratio is less than or equal to 2.25 to
1.0 and the Average Availability is at least $17,500,000, then the Applicable Margin for Base Rate Revolving Loans is -.25% and the Applicable Margin for LIBOR Revolving Loans is 1.25%.

                 "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                 "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1998.

                 "Fixed Assets" means Equipment and Real Estate of the Borrower and the other Loan Parties.

                 "Foreign Exchange Reserve" means a reserve up to ten percent (10%) of the notional amount of all foreign exchange contracts outstanding.

                 "Funding Date" means the date on which a Borrowing occurs.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                 "General Intangibles" means all of the now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower and the other Loan Parties of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower or other Loan Party (as applicable) in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower or other Loan Party (as applicable) from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower or other Loan Party (as applicable) is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower or other Loan Party (as applicable).

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                 "Import Broker" means Carmichael and any additional or replacement import brokers which may be used by the Borrower or the other Loan Parties in the future.

                 "Imported Inventory" means Inventory that is in the process of being imported into the United States which (i) has been purchased from a foreign supplier, (ii) is in the process of being shipped, and (iii) has not yet been delivered to the Borrower or any other Loan Party.

                 "Imported Inventory Agreements" means agreements relating to Imported Inventory by and among the Borrower, the Agent and the Borrower's Import Broker in form and substance satisfactory to the Agent.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Intercompany Accounts" means all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any of its Affiliates.

                 "Interest Coverage Ratio" means, for any period, the ratio of
(a) Adjusted Net Earnings for such period over (b) total interest expense during such period.

                 "Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date twenty-eight (28) days, or one, two, three, or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                          (a)     if any Interest Period would otherwise end on
a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                          (b)     any Interest Period pertaining to a LIBOR
Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (c)     no Interest Period shall extend beyond the
Stated Termination Date.

                 "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                 "Inventory" means all of the Borrower's and other Loan Parties' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's or other Loan Party's (as applicable) business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                 "Investment Property" has the meaning set forth in Section 9115 of the UCC.

                 "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Landlord Waivers" means an agreement, in form and substance reasonably satisfactory to the Agent, executed by a landlord of any Premises leased by the Borrower or other Loan Party (as applicable).

                 "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(f), the projections of the Loan Parties' financial condition, results of operations, and cash flow, for the period commencing on January 1, 1998 and ending on December 31, 2000 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 7.2(f).

                 "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

                 "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrower pursuant to Section 2.3.

                 "Letter of Credit Fee" has the meaning specified in Section
3.6.

                 "Leverage Ratio" means, for any period, the ratio of (a) Liabilities for such period over (b) Adjusted Tangible Net Worth.

                 "Liabilities" means the amount of the Parent's liabilities, including as liabilities all reserves for contingencies and other potential liabilities, which would be required to be shown in accordance with GAAP on the Parent's consolidated balance sheet.

                 "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

                 "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

                 LIBOR Rate  =               LIBOR
                               -----------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

                 Where,

                          "Eurodollar Reserve Percentage" means for any day for
                 any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                          "LIBOR" means the rate of interest per annum (rounded
                 upward to the next 1/16th of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Revolving Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                 "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                 "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

                 "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

                 "Loan Documents" means this Agreement, the BofA Intercreditor Agreement, the MLBFS Intercreditor Agreement, the Copyright, Patent and Trademark Agreements, the Parent

Pledge Agreement, the Blocked Account Agreements, the Imported Inventory Agreements, the Post-Closing Letter, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                 "Loan Parties" means, collectively, the Borrower, the Parent, Riteway East, Riteway North Central, Riteway Distributors Central and Riteway Distributors.

                 "Loans" means, collectively, all loans and advances provided for in Article 2.

                 "Majority Lenders" means at anytime Lenders whose Pro Rata Shares aggregate more than two-thirds (2/3) of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than two-thirds (2/3) of the aggregate principal amount of the Loans then outstanding.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or any other Loan Party or the Collateral; (b) a material impairment of the ability of the Borrower or any other Loan Party to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document.

                 "Maximum Revolver Amount" means $75,000,000.

                 "MLBFS Intercreditor Agreement" means that certain Intercreditor Agreement dated as of even date herewith between Agent and Merrill Lynch Business Finance Services Inc.

                 "MLBFS Loan" means that $3,000,000 line of credit extended by Merrill Lynch Business Financial Services, Inc. to the Parent.

                 "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

                 "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, charge-backs, service charges, finance charges, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                 "Net Amount of Eligible Inventory" means, at any time, the Eligible Inventory, net of the excess and obsolete general ledger reserve, valued at cost (on a weighted average cost basis), provided that, if amounts under the excess and obsolete general ledger reserve are deemed inadequate by the Agent in its reasonable discretion, the Agent may reserve additional amounts necessary to value Inventory at the lower of cost or market.

                 "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                 "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                 "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower or any other Loan Party to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's or other Loan Party's (as applicable) debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower or other Loan Party (as applicable) hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from the Borrower or other Loan Party (as applicable) to the Agent and/or any Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower or other Loan Party (as applicable) to the Agent and Lenders arising from or related to ACH Transactions and Other Indemnified Transactions pursuant to the indemnity provided in Section 2.4 hereof.

                 "Other Indemnified Transactions" shall mean all Debts, liabilities and other obligations now or hereafter owing from any of Loan Parties (or their Affiliates) to Bank of America (or its Affiliates) arising out of the following credit facilities or services:

                          (a)     the up to $4,000,000 credit facility provided
by Bank of America (Japan);

                          (b)     the up to $4,000,000 credit facility provided
by Bank of America (France);

                          (c)     the VISA/Mastercard facility up to the amount
of $100,000;

                          (d)     the foreign exchange contract line up to the
amount of $25,000,000 and settlement limits up to the amount of $5,000,000;

                          (e)     the up to L.10,000,000/US$15,000,000 credit
facility extended to Carratti Sport Limited ("Caratti") (a wholly owned subsidiary of the Parent);

                          (f)     the up to $1,200,000 custom duty/VAT deferment
guaranty provided to Caratti; and

                          (g)     the up to $500,000 ACH and cash management
services provided to Caratti.

                 "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Parent" shall mean GT Bicycles, Inc., a Delaware corporation, the sole shareholder of the Borrower.

                 "Parent Pledge Agreement" means the Pledge Agreement dated as of the date hereof, in which the Parent pledges for the purpose of securing the Obligations, all of the stock of the Consolidated Domestic Companies (in the case of Innovations in Composites, Inc. all of the stock owned by Parent), all of its ownership interest in Charger Bicycles, LLC, sixty-six percent (66%) of the stock of each of its now existing or hereafter acquired foreign Subsidiaries, and all ownership interest which it may acquire in any other company, corporation, partnership or other entity.

                 "Participant Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                 "Payment Account" means each blocked bank account established pursuant to Section 6.9, to which the funds of the Borrower and other Loan Parties (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower or other Loan Party, as the Agent may determine, on terms reasonably acceptable to the Agent.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                 "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or other Loan Party sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple- employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" means:

                          (a)     Liens for taxes not delinquent or statutory
Liens for taxes in an amount not to exceed $1,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's or other Loan Party's (as applicable) books and records and a stay of enforcement of any such Lien is in effect;

                          (b)     the Agent's Liens;

                          (c)     deposits under worker's compensation,
unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                          (d)     Liens securing the claims or demands of
materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $250,000 in the aggregate;

                          (e)     Reservations, exceptions, encroachments,
easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's or other Loan Party's (as applicable) business;

                          (f)     Judgment and other similar Liens arising in
connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder; and

                          (g)     Liens securing the BofA Loan to the extent
such Liens on the Collateral amount to a second priority security interest subordinate to the Agent's Liens; provided however, that a Lien by BofA on the Loan Parties' Proprietary Rights pursuant to the BofA Loan may be senior to the Agent's Liens.

                          (h)     Existing Liens set forth on Schedule 8.9.

                          (i)     Liens constituting purchase money security
interests and liens of lessors under capital leases to the extent that the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or Lien secures only the purchase price of the asset.

                          (j)     Liens constituting renewals, extensions or
replacements of any of the foregoing.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability partnerships or company, Governmental Authority, or any other entity.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or other Loan Party sponsors or maintains or to which the Borrower or other Loan Party (as applicable) makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Post-Closing Letter" means a letter agreement dated as of the Closing Date among Loan Parties, Agent and Lenders.

                 "Premises" means the land identified by addresses on Schedule 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower or any other Loan Party has any interests on the Closing Date.

                 "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

                 "Proprietary Rights" means all of the Borrower's and other Loan Parties' respective now owned and hereafter arising or acquired:
licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trade secrets, other proprietary information or materials, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and other intellectual property or proprietary rights and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing, in each case whether owned, licensed to, or otherwise held by such Person, whether now held or hereafter arising or acquired.

                 "Real Estate" means all of the respective present and future interests of the Borrower and other Loan Parties, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                 "Receivable Dilution Reserve" means a reserve equal to the amount of any receivable dilution greater than seven and one-half percent (7.5%) based on a rolling three month average.

                 "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                 "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 50% of the aggregate principal amount of the Loans then outstanding.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer, the president or the chief financial officer of the Borrower, or any other officer or employee of the Borrower authorized to request and take action with respect to Loans; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, controller or the treasurer of the Borrower, or any other officer or employee listed on Schedule 1.1A (where such employees are assigned the necessary authority and responsibility by an officer) of the Borrower.

                 "Restricted Investment" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) Equipment to be used in the business of the Loan Parties so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of the Loan Parties; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) any investments in Innovations in Composites, Inc. already made or existing at the time of the Closing Date; and (h) other investments not to exceed in the aggregate in any Fiscal Year $250,000 (or $2,500,000 after repayment in full of the BofA Loan).

                 "Revolving Loans" has the meaning specified in Section 2.2 and includes each Agent Advance and BABC Loan.

                 "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(j)(l).

                 "Solvent" means when used with respect to any Person that at the time of determination:

                          (a)     the assets of such Person, at a fair
valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                          (b)     the present fair saleable value of its assets
is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                          (c)     it is then able and expects to be able to pay
its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                          (d)     it has capital sufficient to carry on its
business as conducted and as proposed to be conducted.

                 For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Stated Termination Date" means April 29, 2001.

                 "Subordinating Loan Party" has the meaning set forth in
Section 2.5(m).

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

                 "Supporting Letter of Credit" has the meaning set forth in
Section 2.3(j).

                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                 "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to
Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                 "Total Facility" has the meaning specified in Section 2.1.

                 "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "Unused Letter of Credit Subfacility" means an amount equal to $15,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                 "Unused Line Fee" has the meaning specified in Section 3.5.

                 "Year 2000 Problem" means the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999.

         1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied with prior periods and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         1.3     Interpretive Provisions.

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c)      (i)     The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii)    The term "including" is not limiting and
means "including without limitation."

                          (iii)   In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT

         2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $75,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections
2.2 and 2.3.

         2.2     Revolving Loans.

                 (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.3(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstanding exceeds the Availability (with the Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).

                 (b)      Procedure for Borrowing.

                          (1)     Each Borrowing shall be made upon the
Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing substantially in the form of Exhibit B (each, a "Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability, (which must be received by the Agent prior to 10:00 a.m. (Pacific Time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans, except with respect to LIBOR Revolving Loans that the Borrower requests to be made on the Closing Date, and
(ii) no later than 11:00 a.m. (Pacific Time) on the requested Funding Date, in the case of Base Rate Revolving Loans and LIBOR Revolving Loans that the Borrower requests to be made on the Closing Date, specifying:

                                  (A)      the amount of the Borrowing (which,
in the case of LIBOR Revolving Loans, shall be in an amount not less than $1,000,000, and which shall be in an integral multiple of $1,000,000);

                                  (B)      the requested Funding Date, which
shall be a Business Day;

                                  (C)      whether the Revolving Loans
requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

                                  (D)      the duration of the Interest Period
if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be one month.

                          (2)     With respect to any request for Base Rate
Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                          (3)     With respect to any request for LIBOR
Revolving Loans, no more than five (5) LIBOR Revolving Loans may be outstanding at any one time.

                 (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request and take other actions with respect to Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of the Borrower (in the absence of manifest error), the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

                 (d) No Liability. The Agent shall not incur any liability to the Borrower or any other Loan Party as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's operating account specified in Section 2.2(g)(1) account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower and each other Loan Party to repay such Revolving Loans as provided herein.

                 (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                 (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                 (g)      Making of Revolving Loans.

                          (1)     In the event that the Agent shall elect to
have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b)(2), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 p.m. (noon), (Pacific Time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date.

                          (2)     Unless the Agent receives notice from a
Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice from the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the payment date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                          (3)     The Agent shall not be obligated to transfer
to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing, (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                 (h)      Making of BABC Loans.

                          (1)     In the event the Agent shall elect, with the
consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and reasonably acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                          (2)     The BABC Loans shall be secured by the
Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                 (i)      Agent Advances.

                          (1)     Subject to the limitations set forth in the
provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion,
(1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                          (2)     The Agent Advances shall be repayable on
demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                 (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                          (1)     The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of





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



BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Pacific Time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 11:00 a.m. (Pacific Time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                          (2)     Notwithstanding the foregoing, not more than
one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                          (3)     From and after the date, if any, on which any
Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to the immediately preceding subsection (2), the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                          (4)     Between Settlement Dates, the Agent, to the
extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                 (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                 (l) Lenders' Failure to Perform. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

         2.3     Letters of Credit.

                 (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower and the other Loan Parties herein set forth, the Agent agrees (i) to cause to be issued on a timely basis for the account of the Borrower or the other Loan Parties one or more merchandise or standby letters of credit (the "Letters of Credit"), and (ii) to provide credit support or other enhancement to banks acceptable to Agent, which issue Letters of Credit for the account of the Borrower or the other Loan Parties (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.3 from time to time during the term of this Agreement.

                 (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability at such time; or (3) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance.

                 (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the
Agent:

                          (1)     The Borrower or other Loan Party (as
applicable) shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                          (2)     As of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                 (d)      Issuance of Letters of Credit.

                          (1)     Request for Issuance.  The Borrower and the
other Loan Parties shall give the Agent three (3) Business Days' written notice prior to the requested issuance date of the Borrower's or such other Loan Party's (as applicable) request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business
Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower and the other Loan Parties shall attach to such notice the proposed form of the Letter of Credit.

                          (2)     Responsibilities of the Agent; Issuance.  The
Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.3(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower and the other Loan Parties in connection with the opening thereof would not exceed the Availability, the Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                          (3)     Notice of Issuance.  On each Settlement Date
the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                          (4)     No Extensions or Amendment.  The Agent shall
not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.3 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                 (e)      Payments Pursuant to Letters of Credit.

                          (1)     Payment of Letter of Credit Obligations.  The
Borrower and the other Loan Parties agree to reimburse the issuer of any Letter of Credit for any draw under such Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower and the other Loan Parties may have at any time against such issuer or any other Person.

                          (2)     Revolving Loans to Satisfy Reimbursement
Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrower and the other Loan Parties shall not have repaid such amount to the issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.3(e)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Pacific Time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower and the other Loan Parties pursuant to Section 2.2 as set forth in Section 4.4.

                 (f)      Participations.

                          (1)     Purchase of Participations.  Immediately upon
issuance of any Letter of Credit in accordance with Section 2.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support (including, without limitation, all obligations of the Borrower and the other Loan Parties with respect thereto, and any security therefor or guaranty pertaining thereto).

                          (2)     Sharing of Reimbursement Obligation Payments.
Whenever the Agent receives a payment from the Borrower and the other Loan Parties on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.3(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower and the other Loan Parties in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (Pacific Time) on such Business Day and otherwise on the next succeeding Business Day.

                          (3)     Documentation.  Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                          (4)     Obligations Irrevocable.  The obligations of
each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower and the other Loan Parties to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                  (i)      any lack of validity or
enforceability of this Agreement or any of the other Loan Documents;

                                  (ii)     the existence of any claim, setoff,
defense or other right which the Borrower and the other Loan Parties may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower, and the other Loan Parties, or any other Person and the beneficiary named in any Letter of Credit);

                                  (iii)    any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                  (iv)     the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                  (v)      the occurrence of any Default or
Event of Default.

                 (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower or the other Loan Parties received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit (or any guaranty by the Borrower and the other Loan Parties or reimbursement obligation of the Borrower and the other Loan Parties relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                 (h)      Compensation for Letters of Credit.

                          (1)     Letter of Credit Fee.  The Borrower agrees to
pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

                          (2)     Issuer Fees and Charges.  The Borrower shall
pay to the issuer of any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                 (i)      Indemnification; Exoneration; Power of Attorney

                          (1)     Indemnification.  In addition to amounts
payable as elsewhere provided in this Section 2.3, the Borrower and the other Loan Parties hereby agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may reasonably incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(i)(1) shall survive payment of all Obligations.

                          (2)     Assumption of Risk by the Borrower.  As among
the Borrower, the other Loan Parties, the Lenders, and the Agent, the Borrower and the other Loan Parties assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.3(i).

                          (3)     Exoneration.  In furtherance and extension,
and not in limitation, of the specific provisions set forth above, any action taken or omitted to be taken by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted to be taken in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrower or the other Loan Parties or relieve the Borrower and the other Loan Parties of any of its obligations hereunder to any such Person.

                          (4)     Power of Attorney.  In connection with all
Inventory financed by Letters of Credit, the Borrower and the other Loan Parties hereby appoint the Agent, or the Agent's designee, as their attorney, with full power and authority after the occurrence and during the continuance of an Event of Default: (a) to sign and/or endorse the Borrower's and such other Loan Party's name (as applicable) upon any warehouse or other receipts;
(b) to sign the Borrower's and such other Loan Party's name (as applicable) on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or the Borrower's and such other Loan Party's name (as applicable), and to sign and deliver to customs officials powers of attorney in the Borrower's and such other Loan Party's name (as applicable) for such purpose; (d) to complete in the Borrower's, such the other Loan Party's, or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's and the other Loan Parties' attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law, except for such as may be caused by Agent's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                          (5)     Account Party.  The Borrower hereby
authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                          (6)     Control of Inventory.  In connection with all
Inventory financed by Letters of Credit, if an Event of Default has occurred and is continuing, the Borrower and the other Loan Parties will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's or the other Loan Parties' possession, to deliver them, upon request, to the Agent in their original form. The Borrower and the other Loan Parties shall, at the Agent's request at any time, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                 (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower and the other Loan Parties shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their reasonable discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         2.4     ACH Transactions and Other Indemnified Transactions.

                 (a) Incurrence of Indemnity Obligations. The Borrower or the other Loan Parties may request and the Agent may, in its sole and absolute discretion, arrange for the Borrower and the other Loan Parties to obtain from Bank of America or its Affiliates ACH Transactions and Other Indemnified Transactions. The Borrower and the other Loan Parties each agree to indemnify and hold the Agent and Lenders harmless from any and all obligations now or hereafter owing by the Agent or any of the Lenders to Bank of America or its Affiliates arising from or related to such ACH Transactions and Other Indemnified Transactions pursuant to any indemnity referred to in clause (iii) of the penultimate sentence of this Section 2.4(a). Immediately upon the Agent issuing any indemnity to Bank of America or its Affiliates in connection with ACH Transactions and Other Indemnified Transactions, each Lender shall be deemed to have irrevocably and unconditionally purchased an undivided interest and participation in the indemnity provided by the Agent to Bank of America or its Affiliates equal to such Lender's Pro Rata Share of such indemnity (including, without limitation, all obligations of the Borrower and the other Loan

Parties with respect thereto). The Borrower and the other Loan Parties each agree to pay to Bank of America or its Affiliates (as applicable), all amounts owing to Bank of America or its Affiliates pursuant to ACH Transactions or Other Indemnified Transactions. In the event the Borrower and the other Loan Parties shall not have paid to Bank of America or its Affiliates such amounts, the Agent and the Lenders shall pay Bank of America or its Affiliates (as applicable) irrespective of any claim, set-off, defense or other right which any Loan Party or Affiliate thereof may have or assert with respect to any of the ACH Transactions or Other Indemnified Transactions; and such amounts when paid by the Agent and the Lenders shall constitute a Revolving Loan which shall be deemed to have been requested by the Borrower. The Borrower and the other Loan Parties acknowledge and agree that the obtaining of ACH Transactions and Other Indemnified Transaction from Bank of America (i) is in the sole and absolute discretion of Bank of America or its Affiliates, (ii) is subject to all rules and regulations of Bank of America or its Affiliates, and (iii) is due to reliance by Bank of America and its Affiliates (as applicable) on the indemnity of the Agent and the Lenders to Bank of America with respect to obligations of the Borrower, and other Loan Parties, or their Affiliates to Bank of America or its Affiliates in connection with the ACH Transactions and Other Indemnified Transactions. The agreements in this Section 2.4(a) shall survive payment of all Obligations.

                 (b) Cash Collateral; Supporting Letter of Credit. If, notwithstanding the provisions of Section 12.1, obligations are owing or outstanding under or otherwise with respect to any indemnity referred to in clause (iii) of Section 2.4(a) at the time of the termination of this agreement, then upon such termination the Borrower and the other Loan Parties shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, as the Majority Lenders in their reasonable discretion shall specify, either (A) cash in amounts necessary to reimburse the Agent and the Lenders for any payments that may be required to be made on account of such obligations, or
(B) a standby letter of credit in such amounts, which shall be in form and substance reasonably satisfactory to the Agent and issued by an issuer reasonably satisfactory to the Agent.

         2.5     Loan Parties' Liability.

                          (a)     Integrated Group.  The Borrower and the other
Loan Parties represent to the Agent and Lenders that they are integral parts of a consolidated enterprise, that they will receive direct and indirect benefits from the availability of the credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise that is represented by the Loan Parties, that their integrated operations require the credit facility provided by the Loan Documents, and that each Loan Party expects to derive its direct and indirect benefits from such credit facility because the success of the integrated operations of the Loan Parties is dependent on the performance of the functions of the integrated enterprise as a group. Each of such other Loan Parties hereby irrevocably authorizes all of Borrower's actions in requesting, authorizing, and directing the use of the proceeds of Loans made hereunder, and each Loan Party agrees to be bound by the acts of each of the others in connection with the Loan Documents. It is expressly understood by each Loan Party that the Agent and Lenders shall have no responsibility to inquire into the apportionment, allocation or disposition of any advances or other credit accommodations made to the Borrower; that all advances or other credit accommodations made to the Borrower are made for the collective account of the Loan Parties on the basis of their respective interests in the Collateral; that the making and handling of the credit facility on such basis is solely as an accommodation to the Loan Parties; and that the Agent and the Lenders shall not incur any liability to any Loan Party as a result thereof.

                          (b)     Unconditional Obligations.  Each Loan Party
hereby unconditionally and irrevocably agrees to pay, and guarantees to the Agent and Lenders the prompt payment of, all Obligations in full in cash when due, whether at maturity, by optional or mandatory prepayment, upon acceleration, pursuant to a permitted demand, upon commencement of bankruptcy or insolvency proceedings or otherwise (including without limitation, the payment of (i) amounts that would become due but for the operation of the automatic stay under Section 362(a) of Bankruptcy Code), absolute or contingent, liquidated or unliquidated, determined or undetermined, Obligations, and all costs of enforcement or preservation and protection of any and all Collateral and of all interest which, but for the commencement of a proceeding under the Bankruptcy Code, would accrue). All payments made by any Loan Party pursuant to this Section 2.5 shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature.

                          (c)     Joint and Several Liability.  The Loan
Parties each are, and at all times shall be, jointly and severally liable for each and every one of the Obligations hereunder and under the other Loan Documents, regardless of which Loan Party directly or indirectly received, used, or enjoyed the benefit of, the extensions of credit hereunder. Unless otherwise expressly set forth to the contrary in any of the Loan Documents, all of the Collateral shall secure all of the Obligations. Each Loan Party's Obligations under this Agreement are independent Obligations and are absolute and unconditional. Each Loan Party, to the extent permitted by law, hereby waives any defense to such Obligations that may arise by reason of the disability or other defense or cessation of liability of any other Loan Party for any reason other than payment in full. Each Loan Party also waives deferral of such Obligations arising by reason of the institution of proceedings by or against another Loan Party under or pursuant to any Insolvency Proceeding, and waives any defense to such Obligations that it may have as a result of any holder's election of or failure to exercise any right, power, or remedy, including, without limitation, the failure to proceed first against such other Loan Party or any security it holds for such other Loan Party's Obligations under any Loan Document, if any. Without limiting the generality of the foregoing, each Loan Party expressly waives all demands and notices whatsoever (except for any demands or notices, if any, that such Loan Party expressly is entitled to receive pursuant to the terms of any Loan Document), and agrees that the Agent may, without notice (except for such notice, if any, as such Loan Party expressly is entitled to receive pursuant to the terms of any Loan Document) and without releasing the liability of such Loan Party, extend for the benefit of any other Loan Party the time for making any payment, waive or extend the performance of any agreement or make any settlement of any agreement for the benefit of any other Loan Party, and may proceed against each Loan Party, directly and independently of any of the other Loan Parties, as such obligee may elect in accordance with this Agreement or other Loan Document.

                          (d)     Consents.  Each Loan Party other than the
Borrower consents and agrees that the Agent may, at any time and from time to time (without notice or demand to, or any consent of, such Loan Party, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Loan Parties, and without affecting the enforceability or continuing effectiveness hereof as to such Loan Party, in accordance with the terms of the Loan Documents: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
(ii) supplement, restate, modify or amend the Loan Documents; (iii) increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any security or guarantees granted or entered into by any Person(s) other than such Loan Party, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (v) accept partial payments on the Obligations; (vi) receive and hold additional security or guarantees for the Obligations or any part thereof; (vii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Agent in its sole and absolute discretion may determine; (viii) release any other Person (including, without limitation, any other Loan Party) from any personal liability with respect to the Obligations or any part thereof; (ix) with respect to any Person other than such Loan Party (including without limitation, any other Loan Party), settle, release on terms satisfactory to the Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (x) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any other Loan Party or any other Person, and correspondingly agree, in accordance with all applicable provisions of the Loan Documents, to the restructure of the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of such Loan Party or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                          (e)     No Marshalling.  Upon the occurrence and
during the continuance of any Event of Default, the Agent may enforce the Loan Documents independently as to each Loan Party and independently of any other remedy or security the Agent at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Agent to marshal assets in favor of any Loan Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Loan Party expressly waives any right to require the Lender to marshal assets in favor of any Loan Party or any other Person or to proceed against any other Loan Party or any collateral provided by any Person, and agrees that the Agent may proceed against the Loan Parties or any Collateral in such order as it shall determine in its sole and absolute discretion.

                          (f)     Separate Actions.  The Agent may file a
separate action or action against any Loan Party, whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions.

Each Loan Party agrees, for itself, that the Agent and any other Loan Party, or any Affiliate of any other Loan Party (other than such Loan Party itself), may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy as to such Loan Party of the Loan Documents. Each Loan Party expressly waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Obligations or any rights of the Lender created or granted herein.

                          (g)     Returned Payments.  The Agent's and the
Lenders' rights under this Agreement and the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Agent or any Lenders (including, without limitation, the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non- appealable), or pursuant to a good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action (such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee, or similar avoiding powers), and without requiring the Agent or any Lender to oppose or litigate avoidance or recovery demands or actions that it believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights of the Agent and the Lenders created or granted in the Loan Documents and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Loan Party and whether or not any other Loan Party shall have any personal liability with respect thereto.

                          (h)     Waivers.  To the maximum extent permitted by
applicable law, each Loan Party, for itself, expressly waives any and all defenses now or hereafter arising or that otherwise might be asserted by reason of (i) any disability or other defense of any other Loan Party with respect to the Obligations, or with respect to the enforceability of the Agent's security interest in or lien on any collateral securing any of the Obligations (including, without limitation, the Collateral), (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent to marshal assets in favor of any Loan Party or any other Person, (v) any failure of the Agent to give notice of sale or other disposition of collateral to any other Loan Party or any other Person other than such waiving Loan Party, or any default in any notice that may be given to any other Loan Party or any other Person other than such waiving Loan Party, in connection with any sale or disposition of any collateral securing the Obligations or any of them (including, without limitation, the Collateral), (vi) any failure of the Agent to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation that is owned by another Loan Party or by any other Person other than such waiving Loan Party, including any failure of the Agent to conduct a commercially reasonable sale or other disposition of any such collateral or other security for any Obligation, (vii) any act or omission of the Agent or others that directly or indirectly results in or aids the discharge or release of any other Loan Party, or the Obligations of any other Loan Party, or any security or guaranty therefor, by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of the Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person other than such waiving Loan Party, (x) the election by the Agent of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code in any bankruptcy case where the debtor is a Person other than such waiving Loan Party, (xi) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code in any bankruptcy case where the debtor is a Person other than such waiving Loan Party, (xii) any use of cash collateral under Section 363 of the Bankruptcy Code in any bankruptcy case where the debtor is a Person other than such waiving Loan Party
(xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy case where the debtor is a Person other than such waiving Loan Party, (xiv) the avoidance of any lien in favor of the Agent for any reason, or (xv) any action taken by the Agent that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any commitment of the Agent to any Loan Party under any Loan Document remains in effect, no Loan Party shall have any right of subrogation, contribution, reimbursement or indemnity, and each Loan Party expressly waives any right to enforce any remedy that the Agent now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by the Agent. Except to the extent expressly provided for in any Loan Document, each Loan Party expressly waives, to the maximum extent permitted by applicable law, all rights or entitlements to presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Documents or of the existence, creation or incurring of new or additional Obligations.

                          (i)     Mortgage Foreclosure.  In the event that all
or any part of the Obligations at any time should be or become secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real property, each Loan Party authorizes the Agent, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand except as is or may be expressly required by the terms of any Loan Document or by the provisions of any applicable law, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale, without affecting or diminishing, except to the extent of the effect of the application of the proceeds realized therefrom, and except to the extent mandated by any non-waivable provision of applicable law, the Obligations of any Loan Party (other than the Obligations of a grantor of a foreclosed deed of trust, mortgage, or other instrument, to the extent, if any, that applicable law affects or diminishes the Obligations of such grantor), the enforceability of this Agreement or any other Loan Document, or the validity or enforceability of any remaining security interests or liens of, or for the benefit of, the Lender on any collateral.

                          (j)     Liability for Deficiencies.  To the fullest
extent permitted by applicable law, each Loan Party expressly waives any defenses to the enforcement of this Agreement, or to the enforcement of this Agreement, or to the enforcement of any other Loan Document, or to any rights of the Lender created or granted hereby or thereby, or to the recovery by the Lender against any Loan Party or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale of any collateral, whether real or personal, from time to time securing any of the Obligations, even though such a foreclosure or sale may impair the subrogation rights of one or more of the Loan Parties and may preclude one or more of the Loan Parties and may preclude one or more of the Loan Parties from obtaining reimbursement or contribution from other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party expressly waives any defenses or benefits that may be derived from California Civil Code Section Section 2809, 2810, 2819, 2839, 2849, 2899 or 3433, or from California Code of Civil Procedure Section Section 580a, 580b, 580d or 726, or from comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law. To the fullest extent permitted by applicable law, each Loan Party, for itself, expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein of another Loan Party that is subject to any such deeds of trust or mortgages or other instruments, and any Loan Party's failure to receive any such notice shall not impair or affect such Loan Party's obligations or the enforceability of the Loan Documents or any rights of the Agent created or granted hereby or thereby.

                          (k)     Condition of Loan Parties.  Each Loan Party
hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that neither the Agent nor any Lender shall have any duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Party(s) to continue to be jointly and severally liable for, or to provide Collateral for, Obligations of one or more of the other Loan Parties. To the fullest extent permitted by applicable law, each Loan Party hereby expressly waives any duty of the Agent to inform any Loan Party of any such information.

                          (l)     Consultation with Counsel.  The Loan Parties
and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights that any Loan Party otherwise may have against any other Loan Party, the Agent, any Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                          (m)     Subordination.  Without limiting the rights
of the Agent or the Lenders under any of the Loan Documents, any Debt (including interest accruing at the agreed-to rate after the commencement of any bankruptcy, reorganization or similar proceeding) that may be now or hereafter extended by any Loan Party (the "Subordinating Loan Party") to or for the account of any other Loan Party or any other surety or guarantor of the Obligations, or in respect of which such other Loan Party or any such other surety or guarantor may be liable to the Subordinating Loan Party (including statutory rights of subrogation, in any capacity) is hereby subordinated to all obligations of such other Loan Party or any such other surety or guarantor to the Agent or any Lender; and such Debt (including with limitation all Obligations), if the Agent so requests after the occurrence and during the continuation of any Event of Default, shall be collected, enforced and received by the Subordinating Loan Party as trustee for the Agent and be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Subordinating Loan Party under any other provisions of this Agreement or any other Loan Document. The Subordinating Loan Party will file all claims against such other Loan Party or any such other surety or guarantor in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any Debt of such other Loan Party or such other surety or guarantor to the Subordinating Loan Party or claim against such other Loan Party or such other surety or guarantor by the Subordinating Loan Party and will assign to the Agent all rights of the Subordinating Loan Party thereunder. If the Subordinating Loan Party does not file any such claim at least 30 days prior to any applicable claims bar date, the Agent, as attorney-in-fact for the Subordinating Loan Party, is hereby irrevocably authorized to do so in the name of the Subordinating Loan Party or, in the Agent's discretion, to assign the claim and to cause a proof of claim to be filed in the name of the Agent's nominee. The Agent or its nominee shall have the sole right, but not obligation, to accept or reject any plan proposed in such proceeding and to cast any votes and to take any other action with respect to all claims which the Subordinating Loan Party may have against such other Loan Party or any such other surety or guarantor. In all such cases, whether in administration, bankruptcy or otherwise, the Person authorized to pay claims shall pay to the Agent the full amount payable on the Subordinating Loan Party's claims, and, to the full extent necessary for that purpose, the Subordinating Loan Party hereby assigns to the Agent all of the Subordinating Loan Party's rights to any such payments or distributions to which the Subordinating Loan Party would otherwise be entitled; provided, however, that the Subordinating Loan Party's obligations under this Section 2.5(m) shall not be satisfied except to the extent that the Agent receives cash by reason of any such payment or distribution, which cash the Agent shall apply to the Obligations. If the Agent receives anything hereunder other than cash, the same shall be held as collateral for the Obligations.

                                   ARTICLE 3

                               INTEREST AND FEES

         3.1     Interest.

                 (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of
Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Revolving Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                          (i)     For all Base Rate Revolving Loans and other
Obligations (other than LIBOR Revolving Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                          (ii)    For all LIBOR Revolving Loans, at a per annum
rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the
basis of a 365-day year).   Interest accrued on all Loans will be payable in
arrears on the first day of each month hereafter.

                 (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         3.2     Conversion and Continuation Elections.

                 (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

                          (i)     elect, as of any Business Day, in the case of
Base Rate Revolving Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans, provided that such election would not result in there existing at any time more than five (5) outstanding LIBOR Revolving Loans; or

                          (ii)    elect, as of the last day of the applicable
Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); further provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate.

                 (b) The Borrower shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation") substantially in the form of Exhibit C attached hereto to be received by the Agent not later than 10:00 a.m. (Pacific Time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Revolving Loans and specifying:

                          (i)     the proposed Conversion/Continuation Date;

                          (ii)    the aggregate amount of Loans to be converted
or renewed;

                          (iii)   the type of Loans resulting from the proposed
conversion or continuation; and

                          (iv)    the duration of the requested Interest
Period.

                 (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrower has failed to select timely (or decides not to select) a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                 (e) During the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Revolving Loan without the written approval of the Agent.

         3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect over (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

         3.4 Facility Fee. The Borrower agrees to pay the Agent, for its own account, a facility fee (the "Facility Fee") in the amount of $312,500, which Facility Fee shall be fully earned by the Agent on the Closing Date. The Borrower shall pay the Facility Fee to the Agent in the following manner: (i) $62,500 on the Closing Date; (ii) $125,000 on the first Anniversary Date; and
(iii) $125,000 on the second Anniversary Date.

         3.5 Unused Line Fee. Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-quarter of one percent (1/4%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.5.

         3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and one-quarter percent (1 1/4%) per annum of the face amount of each Letter of Credit issued for the Borrower's or such other Loan Party's account at the Borrower's or such other Loan Party's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to such Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which such Letter of Credit was issued and/or in which a Letter of

Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

         4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time without premium or penalty, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero).

         4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least twenty (20) Business Days' notice to the Agent and the Lenders, with such termination being effective upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations (other than those Obligations which by their terms are intended to survive the termination of this Agreement) together with accrued interest thereon, and (d) with respect to any LIBOR Revolving Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in
Section 5.4. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:


                 PERIOD DURING WHICH                          EARLY
                 EARLY TERMINATION                        TERMINATION
                   IS EFFECTIVE                                FEE
                   ------------                           -----------
    On or prior to the first                   3.0% of the average daily balance
    Anniversary Date                           of Loans and Letters of Credit
                                               outstanding during the 180
                                               days (or lesser period
                                               if within 180 days of the
                                               Closing Date) immediately prior to
                                               the effective date of termination.

    After the first                            2.0% of the average daily balance
    Anniversary Date but                       of Loans and Letters of Credit
    on or prior to the second                  outstanding during the second
    Anniversary Date                           180 days immediately prior to the
                                               effective date of termination.



    After the second                           1.0% of the average daily balance
    Anniversary Date but                       of Loans and Letters of Credit
    on or prior to the                         outstanding during the
    Stated Termination Date                    180 days immediately prior to the
                                               effective date of termination.

Notwithstanding the foregoing, in the event that all Obligations under this Agreement are refinanced pursuant to a credit facility agented by BofA or any of its Affiliates after the first Anniversary Date, then no termination fee shall be charged on the portion of the Loans held by BABC. In the event the Parent is subject to a Change of Ownership and this Agreement is terminated as a result thereof, the early termination fee shall be reduced to no more than $250,000 if such Change of Ownership occurs in on or before December 31, 1998, and the early termination fee shall be $0 if such Change of Ownership occurs thereafter.

         4.3     Payments by the Borrower.

                 (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 10:00 a.m. (Pacific Time) on the date when due. Any payment received by the Agent later than 10:00 a.m. (Pacific Time) on such date shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Agent, for the ratable account of the Lenders, that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         4.4 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this
Section 4.4. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2.

         4.5     Apportionment, Application and Reversal of Payments.
Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements including any amounts relating to ACH Transactions and Other Indemnified Transactions then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.6 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

         4.7 Agent's and Lenders' Books and Records; Monthly Statements. Each Loan Party agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and the other Loan Parties and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         5.1     Taxes.

                 (a) Any and all payments by the Borrower or the other Loan Parties to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                 (b) The Borrower and the other Loan Parties agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                 (c) If the Borrower or the other Loan Parties shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                          (i)     the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                          (ii)    the Borrower and the other Loan Parties shall
make such deductions and withholdings;

                          (iii)   the Borrower and the other Loan Parties shall
pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (iv)    the Borrower and the other Loan Parties shall
also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                 (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower and the other Loan Parties shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (e) If the Borrower and the other Loan Parties are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower and the other Loan Parties which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         5.2     Illegality.

                 (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Revolving Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                 (b) If a Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrower and the other Loan Parties shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Revolving Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Revolving Loan. If the Borrower and the other Loan Parties are required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, the Borrower and the other Loan Parties shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

         5.3     Increased Costs and Reduction of Return.

                 (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrower and the other Loan Parties shall be liable for, and shall from time to time, upon demand (and any supporting documentation reasonably requested by such Lender, with a copy of such demand and documentation to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower and the other Loan Parties through the Agent, the Borrower and the other Loan Parties shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 Funding Losses. The Borrower and the other Loan Parties shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                 (a) the failure of the Borrower and the other Loan Parties to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

                 (b) the failure of the Borrower or the other Loan Parties to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                 (c) the prepayment or other payment (including after acceleration thereof) of a LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

         5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

         5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower and the other Loan Parties in the absence of manifest error.

         5.7 Survival. The agreements and obligations of the Borrower and the other Loan Parties in this Article 5 shall survive the payment of all other Obligations.

                                   ARTICLE 6

                                   COLLATERAL

         6.1 Grant of Security Interest. (a) As security for all present and future Obligations, each Loan Party hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against, all of the following property of the such Loan Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                 (i)      all Accounts;

                 (ii)     all Inventory;

                 (iii) all contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                 (iv)     all General Intangibles;

                 (v)      all Equipment (except the Excluded Equipment);

                 (vi) all money, Investment Property, securities and other property of any kind of such Loan Party in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                 (vii) all of the such Loan Party's deposit accounts, credits and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution with which the Borrower maintains deposits;

                 (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                 (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of any of the Loan Parties in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                 (b) All of the Obligations shall be secured by all of the Collateral.

         6.2     Perfection and Protection of Security Interest.

                 (a) Each Loan Party shall, at its expense, promptly perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Copyright, Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued;
(iv) when an Event of Default exists, transferring Inventory to warehouses reasonably designated by the Agent; (v) placing notations on such Loan Party's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which such Loan Party is named beneficiary; and (viii) taking such other steps as are deemed reasonably necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without such Loan Party's signature, one or more financing statements disclosing the Agent's Liens. Each Loan Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                 (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the agents or processors of any Loan Party, then such Loan Party shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of any Loan Party which is not owned by such Loan Party, then such Loan Party shall, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                 (c) In order to perfect, preserve and protect its security interest in, and other rights and powers provided herein with respect to, Imported Inventory (including without limitation those set forth in Section 6.15): (i) the Borrower and the other Loan Parties shall cause the Agent to be designated in all bills of lading and other negotiable and non-negotiable documents as the consignee or other Person to whom or to whose order such documents promise delivery; and (ii) the Borrower, on its own behalf and on behalf of the other Loan Parties, the Import Broker, and the Agent on behalf of the Lenders have entered into an Imported Inventory Agreement which sets forth certain procedures relating to the importation of Imported Inventory and the handling of documents relating thereto.

                 (d) From time to time, each Loan Party shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Loan Party, but such Loan Party's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Loan Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         6.3 Location of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of such Loan Party's chief executive office, the location of its books and records, the locations of the Collateral with respect to such Loan Party, and the locations of all of its other places of business; and (b)
Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by such Loan Party and sets forth the names of the owners and lessors or sublessors of and, to the best of such Loan Party's knowledge, the holders of any mortgages on, such facilities and locations. Each Loan Party covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Loan Party on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, each Loan Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Loan Party, (b) on premises leased by such Loan Party, provided that the Agent has, if requested by the Agent, received an executed landlord





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

waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a public warehouse, provided that the Agent has, if requested by the Agent, received an executed bailee letter from the applicable public warehouseman in form and substance satisfactory to the Agent.

         6.4 Title to, Liens on, and Sale and Use of Collateral. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral with respect to such Loan Party is and will continue to be owned by such Loan Party free and clear of all Liens whatsoever, except for Permitted Liens and sales of Inventory in ordinary course of business; (b) the Agent's Liens in such Collateral will not be subject to any prior Lien, except for those certain Liens in favor of Bank of America described in subsection (g) of the definition of "Permitted Liens"; (c) such Loan Party will use, store, and maintain such Collateral with the same degree of care as it currently uses, stores and maintains such Collateral and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of such Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by
Section 6.11. The inclusion of proceeds in such Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of such Collateral except as expressly permitted herein.

         6.5 Appraisals. Whenever a Default or Event of Default exists, each Loan Party shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral with respect to such Loan Party from an appraiser, acceptable to the Agent, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Agent.

         6.6     Access and Examination; Confidentiality.

                 (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of any Loan Party's records, files, and books of account and the Collateral with respect to such Loan Party, and discuss each Loan Party's affairs with each Loan Party's officers and management. Each Loan Party will deliver to the Agent any instrument reasonably necessary for the Agent to obtain records from any service bureau maintaining records for such Loan Party. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at any Loan Party's expense, make copies of all of such Loan Party's books and records, or require such Loan Party to deliver such copies to the Agent. The Loan Parties, at no cost or expense to the Agent, shall render such assistance to the Agent (including use of personnel, supplies, and premises) as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.





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                 (b)      Each Loan Party agrees that, subject to such Loan
Party's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use such Loan Party's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement; provided, however, that no such tombstone shall be released or disclosed prior to the issuance of a press release by the Borrower or any other Loan Party.
The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to the Agent or such Lender by or on behalf of any Loan Party, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than any Loan Party, provided that such source is not bound by a confidentiality agreement with any Loan Party known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process;
(3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Loan Party is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates, and provided, further, that in the case of disclosures permitted under clauses (2), (3) and (4) of the preceding proviso, the Loan Parties shall have the right to seek an appropriate protective order or other assurance that such information might be kept confidential.

         6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the
Agent: (a) on a weekly basis (or more frequently if desired by the Borrower or if requested by the Agent upon the occurrence and during the continuance of an Event of Default), (i) a roll-forward of Accounts including a schedule of the Loan Parties' Accounts which have been collected, created and as to which credits have been issued since the last such schedule and (ii) a Borrowing Base Certificate; (b) on a monthly basis, as of the end of each month, and received by the Agent the 15th day of the following month (or more frequently if requested by the Agent upon the occurrence and during the continuance of an Event of Default), an aging of the Loan Parties' Accounts, together with a reconciliation to the Loan Parties' general ledgers and a calculation of the ineligible Accounts; (c) on a monthly basis, as of the end of each month, and received by the Agent the 20th day of the following month (or more frequently if requested by the Agent upon the occurrence and





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during the continuance of an Event of Default), an aging of the Loan Parties'
accounts payable; (d) on a monthly basis, as of the end of each month, and received by the Agent the 20th day of the following month, or, at the Borrower's option, on a weekly basis, as of the end of each week, and received by the Agent the third Business Day of the following week, provided that if the Loan Parties report on a weekly basis, then they will continue to do so for the remainder of the month in which such weekly reporting commenced (or more frequently if requested by the Agent upon the occurrence and during the continuance of an Event of Default), Inventory reports by category and location, with additional detail showing additions to and deletions from the Inventory, a reconciliation to the Loan Parties' general ledgers and a calculation of the ineligible inventory; (e) on a weekly basis, beginning 120 days from the Closing Date, a report of the dollar value of Eligible Imported Inventory; (f) upon request, copies of invoices in connection with the Loan Parties' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Loan Parties' Accounts and for Inventory and Equipment acquired by the Loan Parties, purchase orders and invoices; (g) upon request, a statement of the balance of each of the Intercompany Accounts; (h) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Loan Parties' records or reports of the Collateral are prepared by an accounting service or other agent, the Loan Parties hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

         6.8     Accounts.

                 (a) Each Loan Party hereby represents and warrants to and agrees with the Agent and the Lenders, with respect to such Loan Party's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Loan Party, or rendition of services by such Loan Party, in the ordinary course of such Loan Party's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Loan Party and disclosed to the Agent and the Lenders pursuant to this Agreement and except for those which are excluded from the calculation of Eligible Accounts in Borrower Base Certificates or as is otherwise required hereunder; (iii) no payment will be received with respect to any such Account, and no credit, discount, or extension, or agreement therefor will be granted on any such Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Loan Party will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been shipped or delivered to the Account Debtor and all services of such Loan Party described in each invoice will have been performed, except for those invoices which are excluded from the calculation of Eligible Accounts in Borrowing Base Certificates or as is otherwise required hereunder.

                 (b) Each Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that customary in such Loan Party's business or extend or modify any





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Account, without immediately notifying the Agent of each re-dating, extended dating or modification of any Account which is for an amount greater than $35,000.

                 (c) If any credit manager or other appropriate or responsible officer of any Loan Party becomes aware of any matter which could be reasonably expected to adversely affect the collectability of any Accounts or Account Debtor involving an amount greater than $50,000, including information regarding the Account Debtor's creditworthiness, such Loan Party will promptly (but not less often than on a weekly basis) so advise the Agent.

                 (d) Each Loan Party shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account involving an amount greater than $35,000, without promptly so notifying the Agent. If the Agent consents to the acceptance of any such instrument (and in the case of any instrument in the amount of $35,000 or less), it shall be considered as evidence of the Account and not payment thereof and such Loan Party will promptly deliver such instrument to the Agent, endorsed by such Loan Party to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, such Loan Party shall remain liable thereon until such instrument is paid in full.

                 (e) Each Loan Party shall notify the Agent promptly of all disputes and claims in excess of $50,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Loan Party's business when no Event of Default exists hereunder. Each Loan Party shall send the Agent a copy of each credit memorandum in excess of $50,000 as soon as issued (but not less often than on a weekly basis). The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

                 (f) If an Account Debtor returns any Inventory to any Loan party when no Event of Default exists, then such Loan Party shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Such Loan Party shall immediately report to the Agent any return involving an amount in excess of $100,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Loan Party when an Event of Default exists, such Loan Party, upon request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and will be so reflected on subsequent Borrowing Base Certificates





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         6.9     Collection of Accounts; Payments.

                 (a) Until the Agent notifies the Borrower to the contrary, each Loan Party shall make collection of all Accounts and other Collateral relating to such Loan Party for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a bank acceptable to Agent and subject to documentation acceptable to Agent. All funds deposited into a Payment Account shall be transferred daily to the Agent in accordance with the Payment Account agreement for application against outstanding Revolving Loans. If the Agent requests, each Loan Party shall establish a lock-box service for collections of its Accounts at a bank acceptable to the Agent and pursuant to documentation reasonably satisfactory to the Agent. If such lock-box service is established, such Loan Party shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, such Loan Party receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deposit such payments into a Payment Account. All collections received in any such lock-box or Payment Account or directly by such Loan Party or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to each Loan Party's Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, each Loan Party, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                 (b) If sales of Inventory are made or services are rendered for cash, each Loan Party shall immediately deposit into a Payment Account the cash which such Loan Party receives.

                 (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrower's Loan Account (conditional upon final collection).

                 (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's Loan Account.

         6.10 Inventory; Perpetual Inventory. Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Loan Party is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Loan Party's business, and is and will be fit for such purposes. Each Loan Party will keep its Inventory in good and marketable condition, at its own expense. Each Loan Party will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval (except for such Inventory having





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an aggregate value at any time of not more than $50,000), but all consigned or approved Inventory permitted hereunder shall be segregated from other Inventory and reported to the Agent on the Inventory Reports provided to the Agent under
Section 6.9. Each Loan party agrees that all of its Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Loan Party will conduct a physical count of its bicycle Inventory at least once per Fiscal Year (and conduct periodic counts of its parts, accessories and manufacturing inventories consistent with past practices and in accordance with GAAP), and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Loan Party will maintain a perpetual inventory reporting system at all times. Each Loan Party will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis (except for such Inventory having an aggregate value at any time of not more than $50,000).

         6.11    Equipment.

                 (a) Each Loan Party represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Loan Party is and will be used or held for use in such Loan Party's business, and is and will be fit for such purposes. Each Loan Party shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary repairs thereof.

                 (b) Each Loan Party shall promptly inform the Agent of any material additions to or deletions from its Equipment. Each Loan Party shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien.
Each Loan Party will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Loan Party's Equipment consisting of Collateral.

                 (c) Each Loan Party shall not, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Loan Party's Equipment; provided, however, that such Loan Party may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $350,000 in the aggregate in any Fiscal Year, or $1,050,000 in the aggregate during the term of this Agreement, without the Lender's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by such Loan Party or by Equipment purchased by such Loan Party subject to a Lien, then such Loan Party shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied as a repayment of Revolving Loans, or (2) if such sale, transfer or disposition is made in connection with the purchase by such Loan Party of replacement Equipment, then such Loan Party shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by any Loan Party shall be free and clear of all Liens except Permitted Liens.





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

         6.12 Assigned Contracts. Each Loan Party shall perform in all material respects all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its reasonable business judgment; provided, however, that such Loan Party shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, each Loan Party shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Each Loan Party shall not, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Assigned Contracts or the collateral therefor if any modification or other action would materially affect the business, operations or condition of such Loan Party. Each Loan Party shall notify the Agent and the Lenders in writing, promptly after such Loan Party becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Each Loan Party shall remit directly to the Payment Account, all amounts received by the Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If any Loan Party shall fail after the Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or such Loan Party's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the affected Loan Party shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Loan Party to or in favor of such obligor or its successors. All such obligations of such Loan Party shall be and remain enforceable only against such Loan Party and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, each Loan Party shall at all times remain liable to observe and perform in all material respects all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release such Loan Party from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the duties or obligations of any Loan Party under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

         6.13 Documents, Instruments, and Chattel Paper. Each Loan Party represents and warrants to and agrees with the Agent and the Lenders that (a) all of its documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and





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endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Loan Party, free and clear of all Liens other than Permitted Liens.

         6.14 Right to Cure. The Agent may, in its reasonable discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Loan Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which such Loan Party fails to pay or do on or prior to the date due, including, without limitation, payment of any judgment against such Loan Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to Collateral. All payments that the Agent makes under this Section 6.14 and all reasonable out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         6.15 Power of Attorney. Each Loan Party hereby appoints the Agent and the Agent's designee as such Loan Party's attorney, with power: (a) so long as an Event of Default has occurred and is continuing, to endorse such Loan Party's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Loan Party's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts and on notices of assignment; (c) to sign such Loan Party's name on, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (d) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Loan Party's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Loan Party; (e) to send requests for verification of Accounts to customers or Account Debtors; (f) so long as an Event of Default has occurred and is continuing, to clear Imported Inventory through customs in such Loan Party's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in any such name for such purpose; and (g) to do all things necessary to carry out this Agreement. Such Loan Party ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.16 The Agent's and Lenders' Rights, Duties and Liabilities. Each Loan Party assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Loan Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to





                                       67
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or consent from any Loan Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Loan Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Loan Party.

                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         7.1 Books and Records. Each Loan Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). Each Loan Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Loan Party shall maintain at all times books and records pertaining to Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         7.2 Financial Information. The Borrower on its own behalf and on behalf of each other Loan Party shall promptly furnish to each Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them; provided that the Agent shall give reasonable notice to a Responsible Officer of the Borrower and endeavor to discuss with such Responsible Officer the information being sought, before obtaining information from such auditors and accountants. Without limiting the foregoing, the Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                 (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the consolidated and consolidating financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope (including not qualified due to possible failure to take all appropriate steps to successfully





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address Year 2000 Problem) of KPMG Peat Marwick LLP or such other independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Parent hereby authorizes the Agent to communicate directly with its certified public accountants and, by its provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent or any of its Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent and any of its Subsidiaries; provided that the Agent shall give reasonable notice to a Responsible Officer of the Borrower and endeavor to discuss with a Responsible Officer of the Borrower the information being sought, before any such direct communication or before obtaining information from such auditors and accountants.

                 (b) As soon as available, but in any event not later than thirty (30) days after the end of each month (or forty (40) days in the case of the first four months following the Closing Date), consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the consolidated and consolidating financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year- end adjustments, the Parent's financial position as at the dates thereof and its results of operations for the periods then ended.

                 (c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Parent and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the consolidated and consolidating financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Parent's financial position as at the dates thereof and its results of operations for the periods then ended.

                 (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), and so long as and to the extent not contrary to the then current recommendations





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



of the AICPA, a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or an Event of Default, except for those, if any, described in reasonable detail in such certificate.

                 (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenants set forth in Sections 9.22 through 9.25 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents, are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the affected Loan Party has taken or proposes to take with respect thereto.

                 (f) No sooner than sixty (60) days prior to the beginning of each Fiscal Year but no later than the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Loan Parties and their Subsidiaries as at the end of and for each month of such Fiscal Year.

                 (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Parent or any of its Subsidiaries.

                 (h) Promptly after the filing thereof, copies of all reports, if any, or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt for Borrowed Money of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                 (i) As soon as available, but in any event not later than 15 days after the Parent's receipt thereof, a copy of all management reports and management letters prepared for





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

the Parent by KPMG Pete Marwick LLP or any other independent certified public accountants of the Parent.

                 (j) Promptly after their distribution, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

                 (k) Promptly upon the filing thereof, copies of all reports, if any, or other documents filed by the Parent with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Parent to or from the holders of any equity interest of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or of any Debt For Borrowed Money of the Parent registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                 (l) Promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of its Subsidiaries.

                 (m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary.

         7.3 Notices to the Lenders. Each Loan Party, itself or through the Borrower, shall notify, or cause another Loan Party to notify, the Agent and the Lenders, in writing of the following matters at the following times:

                 (a) Immediately after becoming aware of any Default or Event of Default.

                 (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Parent or Subsidiary thereof or of any Debt that a default exists with respect thereto or that the Parent is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                 (c) Immediately after becoming aware of any material adverse change in the Parent's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                 (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Parent's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                 (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.





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

                 (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                 (g) Immediately after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that the Parent or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Parent's or such Subsidiary's compliance therewith.

                 (h) Immediately after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $100,000.

                 (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries.

                 (j) Any change in such Loan Party's name, state of incorporation, or form of organization, trade names under which such Loan Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                 (k) Within ten (10) Business Days after the Parent or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                 (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Parent or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either the Parent or any ERISA Affiliate.

                 (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Parent or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.





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

                 (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the affected Loan Party's annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which such Loan Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by such Loan Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

                 (o) Within three (3) Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                 Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Loan Party warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Loan Party has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur obligations hereunder and thereunder that constitute Obligations, and to grant to the Agent Liens upon and security interests in the Collateral relating to such Loan Party. Each Loan Party has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by such Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally. Such Loan Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of such Loan Party or any of its Subsidiaries.

         8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents to which it is a party create legal and valid Liens on all the Collateral relating to such Loan Party in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all such Collateral, having priority over all other Liens on such Collateral (except Liens described in subsections (d), (g) and (j) of the definition of "Permitted Liens") securing all the Obligations, and enforceable against the such Loan Party and all third parties.

         8.3 Organization and Qualification. Each Loan Party (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on such Loan Party's business, operations, prospects, property, or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

         8.4     Corporate Name; Prior Transactions.  Except as set forth in
Schedule 8.4, each Loan Party has not, during the past four (4) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to such Loan Party of each and all of such Loan Party's Subsidiaries and other Affiliates. Each such Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         8.6     Financial Statements and Projections.

                 (a) The Parent has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of December 31, 1996, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, KPMG Peat Marwick LLP. The Parent has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of December 31, 1997. Such financial statements are attached hereto as Exhibit A. All such financial statements have been prepared in accordance with GAAP and present fairly the consolidated and consolidating financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.





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

                 (b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

         8.7 Capitalization. The Parent's authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share, of which approximately 9,821,000 shares are validly issued and outstanding, fully paid and non-assessable as of December 31, 1997. The Parent's authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $.001 per share, of which 0 shares are validly issued and outstanding as of December 31, 1997.

         8.8 Solvency. Such Loan Party is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.9, and (c) trade payables and other contractual obligations arising in the ordinary course of business.

         8.10 Distributions. Since December 31, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of such Loan Party or any of its Subsidiaries.

         8.11 Title to Property. Such Loan Party has good and marketable title in fee simple to its real property listed in Schedule 8.12, hereto, and has good, indefeasible, and merchantable title to all of its other property (including, without limitation, the assets reflected on the December 31, 1997 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

         8.12 Real Estate; Leases. Schedule 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by such Loan Party or any of its Subsidiaries, all leases and subleases of real or personal property by such Loan Party or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which such Loan party is lessee or sublessee for which the value of such personal property is less than $200,000, and all leases and subleases of real or personal property by such Loan Party or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

         8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete list of all of such Loan Party's Proprietary Rights. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of





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



such Loan Party's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of such Loan Party's business and upon the occurrence of an Event of Default the Agent or its designee shall be entitled to use and exercise all such property and Proprietary Rights, subject only to the first priority Lien in favor of the Bank of America.

         8.14 Trade Names and Terms of Sale. All trade names or styles under which such Loan Party or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

         8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending or (to the best of such Loan Party's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, in each care which would reasonably be expected to cause a Material Adverse Effect.

         8.16 Restrictive Agreements. Neither such Loan Party nor any of its Subsidiaries is a party to any material contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform this Agreement or the other Loan Documents to which it is a party and repay the Obligations incurred by it hereunder or thereunder or which materially and adversely affects or, insofar as such Loan Party can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of such Loan Party or such Subsidiary, or would in any respect cause a Material Adverse Effect.

         8.17 Labor Disputes. Except as set forth on Schedule 8.17, (a) there is no collective bargaining agreement or other labor contract covering employees of such Loan Party or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of such Loan Party or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of such Loan Party's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         8.18    Environmental Laws.  Except as otherwise disclosed on Schedule
8.18 and to the best knowledge of the Borrower:

                 (a) Such Loan Party and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither such Loan Party nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.





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

                 (b) Such Loan Party and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Loan Party and its Subsidiaries are in compliance with all terms and conditions of such permits.

                 (c) Neither such Loan Party nor any of its Subsidiaries, nor, to the best of such Loan Party's knowledge, any of its predecessors in interest, has, in violation of applicable law, stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                 (d) Neither such Loan Party nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                 (e) None of the present or past operations of such Loan Party and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                 (f) There is not now, nor to the best of such Loan Party's knowledge has there ever been on or in the Premises:

                          (1)     any underground storage tanks or surface
impoundments,

                          (2)     any asbestos-containing material, or

                          (3)     any polychlorinated biphenyls (PCB's) used in
hydraulic oils, electrical transformers or other equipment.

                 (g) Neither such Loan Party nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                 (h) Neither such Loan Party nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on such Loan Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                 (i) None of the products manufactured, distributed or sold by such Loan Party or any of its Subsidiaries contain asbestos containing material.

                 (j) No Environmental Lien has attached to any Premises of such Loan Party or any of its Subsidiaries.

         8.19 No Violation of Law. Neither such Loan Party nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it, which violation could reasonably be expected to have a Material Adverse Effect.

         8.20 No Default. Neither such Loan Party nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         8.21    ERISA Compliance.  Except as specifically disclosed in
Schedule 8.21 and to the best knowledge of the Borrower:

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. Such Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of such Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither such Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither such Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.22 Taxes. Such Loan Party and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

         8.23 Regulated Entities. None of such Loan Party, any Person controlling such Loan Party, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Such Loan Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         8.24 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and general corporate purposes. Neither such Loan Party nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         8.25 Copyrights, Patents, Trademarks and Licenses, etc. Such Loan Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights used by such Loan Party that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         8.26 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements referred to in Section 8.6.

         8.27 Full Disclosure. None of the representations or warranties made by such Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.28 Material Agreements. Schedule 8.28 hereto sets forth all material agreements and contracts to which such Loan Party or any of its Subsidiaries is a party or is bound as of the date hereof.

         8.29 Bank Accounts. Schedule 8.29 contains a complete and accurate list of all bank accounts maintained by such Loan Party with any bank or other financial institution.

         8.30 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party or any of its Subsidiaries of this Agreement or any other Loan Document.

         8.31 Year 2000 Compliance. Such Loan Party has conducted a review and assessment of its computer applications and made inquiry of its key suppliers, vendors and customers with respect to the Year 2000 Problem and, based on that review and inquiry, such Loan Party does not believe the Year 2000 Problem will result in a material adverse change in its business condition (financial or otherwise), operations properties or prospects, or ability to repay the Obligations.

                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Loan Party covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         9.1 Taxes and Other Obligations. Such Loan Party shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) subject to the MLBFS Intercreditor Agreement, pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, neither such Loan Party nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge or any such Debt or claims, that (i) it is contesting in good faith by appropriate proceedings diligently pursued,
(ii) such Loan Party or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

         9.2 Corporate Existence and Good Standing. Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on such Loan Party's or such Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

         9.3 Compliance with Law and Agreements; Maintenance of Licenses. Such Loan Party shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). Such Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary in the Borrower's reasonable judgment to own its property and to conduct its business as conducted on the Closing Date. Such Loan Party shall not modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         9.4 Maintenance of Property. Such Loan Party shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

         9.5     Insurance.

                 (a) Such Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, such insurance coverage for such amounts (and such amounts shall be increased to cover increases in the value of Collateral) as is currently maintained by such Loan Party, as identified in Schedule 9.5, and such other insurance against such other hazards or of such other types as is customary for Persons engaged in the same or similar business. Without limiting the foregoing, such Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Such Loan Party shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                 (b) Such Loan Party shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy as secured party or mortgagee and loss payee or additional insured in form and substance reasonably acceptable to the Agent, which loss payee endorsement will be senior to any rights of Bank of America with respect to payments arising out of loss relating to any insured assets except patents, trademarks and other intellectual property. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of such Loan Party or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by such Loan Party when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If such Loan Party fails to procure such insurance or to pay the premiums therefor when due, the Agent may, at its reasonable discretion, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                 (c) Such Loan Party shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral arising from its use, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds directly, and to apply or remit them as follows:

                          (i)     With respect to insurance proceeds relating
to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to such Loan Party such proceeds.

                          (ii)    With respect to insurance proceeds relating
to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

                          (iii)   With respect to insurance proceeds relating
to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the reduction of the Revolving Loans or at the option of the applicable Loan Party, so long as there does not then exist any Event of Default, shall permit such Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided, however, that such Loan Party first provides the Agent with plans and specifications for any such repair or restoration.


         9.6     Condemnation.

                 (a) Such Loan Party shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and such Loan Party from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                 (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                          (i)     With respect to condemnation proceeds
relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall remit to such Loan Party such proceeds.

                          (ii)    With respect to condemnation proceeds
relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

                          (iii)   With respect to condemnation proceeds
relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Revolving Loans or at the option of the applicable Loan Party, so long as there does not then exist any Event of Default, shall permit such Loan Party to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation; provided, however, that plans and specifications for any such repair or restoration shall be provided to the Agent.

         9.7     Environmental Laws.

                 (a) Such Loan Party shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. Such Loan Party shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                 (b) The Agent or any Lender may request copies of technical reports prepared by such Loan Party and its communications with any Governmental Authority to determine whether such Loan Party or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Such Loan Party shall, at the Agent's reasonable request and at the Borrower's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

         9.8 Compliance with ERISA. Such Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         9.9 Mergers, Consolidations or Sales. Neither such Loan Party nor any of its Subsidiaries shall merge, reorganize or consolidate with or into any other Person, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, and (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Loan Party in its business as permitted by Section 6.11.

         9.10 Distributions; Capital Change; Restricted Investments. Neither such Loan Party nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to such Loan Party by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or
(iii) make any Restricted Investment.


         9.11 Transactions Affecting Collateral or Obligations. Neither such Loan Party nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.





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

         9.12 Guaranties. Neither such Loan Party nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent, the Guaranties set forth on Schedule 9.12 , and other Guaranties which do not in the aggregate exceed $250,000 (or $500,000 upon payment in full of the BofA Loan).

         9.13 Debt. Neither such Loan Party nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations incurred in the ordinary course of business; (c) the MLBFS Loan (provided that no payments are made on the principal amount owing under the MLBFS Loan until the maturity of the MLBFS
Loan); (d) the BofA Loan; (e) Debt existing on the Closing Date and reflected on Schedule 9.13; and (f) Debt constituting renewals, extensions or replacements of any of the foregoing.

         9.14 Prepayment. If an Event of Default has occurred and is continuing, neither such Loan Party nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement. Notwithstanding the foregoing, neither such Loan Party nor any of its Subsidiaries shall make payment of principal on the MLBFS Loan or terminate the MLBFS Loan before the BofA Loan has been paid in full.

         9.15 Transactions with Affiliates. Except as set forth below, neither such Loan Party nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate.
Notwithstanding the foregoing: (a) a Loan Party may engage in transactions with other Loan Parties; (b) a Loan Party may sell Inventory to foreign Subsidiaries of the Parent at prices and terms consistent with past practices (cost plus 8.0%): provided that the aggregate amount of any receivables owing on account of such sales shall not at any time exceed (i) $14,000,000 or (ii) upon and after repayment in full of the BofA Loan, $16,500,000; (c) the Parent may pay annual management fees, not to exceed $100,000 in any one year, and may reimburse for reasonable expenses related thereto, to an affiliate of Bain Capital, Inc. (a stockholder of the Parent), (d) Riteway Distributors Central may maintain the lease with Rock Road Group, Inc. for the property located at 13910 St. Charles Rock Road, St. Louis County, Missouri; (e) the Parent may maintain the lease with 25 Dewberry Lane, Inc. for the property located at 25 Dewberry Lane, Cheektowaga, New York; (f) Riteway North Central may maintain the lease with Parkway Associates, L.P. for the property located at 2932 Behrens Parkway, Sheboygan, Wisconsin; and (g) subject to clauses (b), (c) (d),
(e) and (f) above, such Loan Party and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices and as disclosed in monthly financial reports, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Loan Party and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

         9.16 Investment Banking and Finder's Fees. Neither such Loan Party nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Such Loan Party shall defend and indemnify the





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



Agent and the Lenders against and hold them harmless from all claims of any Person that such Loan Party is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         9.17 Business Conducted. Such Loan Party shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which such Loan Party is engaged on the Closing Date.

         9.18 Liens. Neither such Loan Party nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

         9.19    Sale and Leaseback Transactions.   Neither such Loan Party nor
any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Loan Party or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         9.20 New Subsidiaries. Such Loan Party shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

         9.21    Fiscal Year.  Such Loan Party shall not change its Fiscal
Year.

         9.22 Capital Expenditures. None of the Consolidated Domestic Companies or any of their respective Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by such Consolidated Domestic Companies and its Subsidiaries on a consolidated basis would exceed $3,000,000 during any Fiscal Year.

         9.23 Adjusted Tangible Net Worth. The Parent will maintain Adjusted Tangible Net Worth, determined as of the last day of the month, and tested as of the end of each quarter, of not less than the amount set forth below opposite such fiscal quarter:

                          Period                                    Amount
                          ------                                    ------
                         June 1998                                  $39,000,000

                      September 1998                                $41,000,000

                       December 1998                                $43,000,000

                        March 1999                                  $43,000,000

                         June 1999                                  $44,000,000

                      September 1999                                $46,000,000

                       December 1999                                $48,000,000

                          March 2000                                $48,000,000

                           June 2000                                $49,000,000

                        September 2000                              $49,000,000

                      December 2000 and                             $50,000,000

                          thereafter


         9.24 Interest Coverage Ratio. The Consolidated Domestic Companies will maintain an Interest Coverage Ratio for each period set forth below, measured at the end of each fiscal quarter on a Fiscal Year to date basis for 1998 and on a rolling four quarter basis thereafter, of not less than the ratio set forth below opposite such fiscal quarter:

                          Period                                    Ratio
                          ------                                    -----
                         June 1998                                1.15 to 1.0

                      September 1998                              1.45 to 1.0

                       December 1998                              1.70 to 1.0

                        March 1999                                1.65 to 1.0

                         June 1999                                1.75 to 1.0

                      September 1999                              1.75 to 1.0

                       December 1999                              1.80 to 1.0
                     through September
                           2000

                     December 2000 and                            1.90 to 1.0
                        thereafter


         9.25 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Affiliate to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         9.26 Further Assurances. Such Loan Party shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10

                             CONDITIONS OF LENDING

         10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, the obligation of the Agent to cause to be issued or provide Credit Support for any Letter of Credit on the Closing Date, the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in Credit Support for any Letters of Credit, and the obligation of the Agent to incur the Other Indemnified Transactions on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                 (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Borrower and the other Loan Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower and such other Loan Parties before or on such Closing Date.

                 (b) On the Closing Date, the remaining Availability, after making the initial Revolving Loans (including such Revolving Loans made to finance the Facility Fee or otherwise pursuant to Section 3.4 as reimbursement for fees, costs and expenses then payable under this Agreement) and with all obligations of the Borrower current, will be at least $4,000,000 (calculated at the time of closing as if no such Loans had been made).

                 (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date as if made on such date.

                 (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

                 (e) The Agent and the Lenders shall have received such opinions of counsel for the Loan Parties and their Subsidiaries as the Agent or any Lender shall reasonably request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

                 (f)      The Agent shall have received:

                          (i)     Acknowledgment copies of proper financing
statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                          (ii)    Duly executed UCC-3 Termination Statements
and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Parent and its Subsidiaries except Permitted Liens.

                          (iii)   The Blocked Account Agreements as required to
be delivered to the Agent pursuant to Section 6.9;

                          (iv)    Certified copies of resolutions of the Board
of Directors of each Loan Party approving (A) the execution and delivery of the Loan Documents to which such Loan Party is a party, (B) the performance of the Obligations incurred by such Loan Party under Loan Documents to which it is a party, and (C) the consummation of the transactions contemplated by the Loan Documents;

                          (v)     A certificate of the Secretary or an Assistant
Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party, authorized to sign the Loan Documents;

                          (vi)    A copy of the Certificate of Incorporation of
each Loan Party, certified by the Secretary of State of the State of incorporation as of a recent date;

                          (vii)   A copy of the Bylaws of each Loan Party,
certified by the Secretary or an Assistant Secretary of the Loan Party, as of the date of this Agreement as being accurate and complete;

                          (viii)  A Certificate of the Secretary of State of
the State of incorporation for each Loan Parties certifying that such Loan Party is in good standing as of a recent date;

                          (ix)    Consolidating financial projections for the
Parent on an annual basis for the 1998, 1999 and 2000 fiscal years (attached hereto as Exhibit E), with the projections therein being substantially similar to those that were previously provided on a consolidated basis; and

                          (x)     With respect to the Parent's and its
Subsidiaries' Real Estate, the Agent's standard environmental questionnaire with the results being satisfactory to the Agent.

                 (g) There shall have occurred no material adverse change (as determined by the Lenders in their sole discretion) in business, operations, profits or prospects of any Loan Party since the financial statements dated December 31, 1997.

                 (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                 (i) The Agent shall have received certified copies of all consents or approvals of any Government Authority or other Person which the Agent reasonably determines is required in connection with the transactions contemplated by this Agreement.

                 (j) Each Loan Party shall have used commercially reasonable efforts prior to the Closing Date to obtain as promptly as possible an executed Landlord's Waiver from each





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Person which leases real property to such Loan Party.

                 (k) The Agent and the Loan Parties shall have entered into the Post-Closing Letter.

                 (l) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                 (m) The extension of the BofA Loan to Loan Parties secured by the Loan Parties' intellectual property on terms and conditions acceptable to the Agent.

                 (n) The approval by the Agent of any legal documentation relating to any financing undertaken or contemplated by Caratti Sport Limited.

         All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.

         The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower and each other Loan Party to the effect that all of the conditions precedent to the making of such Loans have been satisfied (except as expressly set forth in the Post-Closing Letter), with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower and of each other Loan Party, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

         10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                 (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower and of each other Loan Party, dated the date of such extension of credit, stating that:





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

                          (i)     The representations and warranties contained
in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower or by another Loan Party that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                          (ii)    No event has occurred and is continuing, or
would result from such extension of credit, which constitutes a Default or an Event of Default; and

                 (b) without limiting Section 10.1(b), the amount of the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h), (i) and (j).

                                   ARTICLE 11

                               DEFAULT; REMEDIES

         11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                 (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                 (b) any representation or warranty made or deemed made by the Borrower or any other Loan Party in this Agreement, or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any other Loan Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                 (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement and such default shall continue for thirty (30) days after the defaulting Loan Party becomes aware or should have become aware of the occurrence of such default (except that (i) a two-day period shall apply to a default with respect to Sections 6.7 and 7.2 (other than (g), (h), (j), (k) and (l) thereof); (ii) a fifteen-day period shall apply to a default with respect to Sections 6.2, 6.5, 6.6(a), 6.8(c), 6.8(e), 6.11(b), 6.11(c) or 7.3; and (iii) no thirty-day or other period shall apply to a default with respect to Sections 6.3, 6.4, 6.8(a), 6.8(b), 6.8(d), 6.8(f), 6.9, 6.10, 6.12, 6.13, 9.2, 9.5 (other than insurance unrelated to the Collateral), 9.9 through and including 9.17 or 9.19 through and including 9.26), any other Loan Documents or any other agreement entered into at any time to which the Borrower or any other Loan party and the Agent or any Lender are party (subject to any cure provisions contained in any such Loan Document or other agreement), or if any such terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;





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

                 (d) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $650,000 in the aggregate in the case of Consolidated Domestic Companies and the Parent, and $1,000,000 in the aggregate in the case of foreign Subsidiaries of the Loan Parties, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by the Parent or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                 (e) the Parent or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                 (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty
(60) days after its commencement or (ii) an order for relief against the Parent or such Subsidiary shall have been entered in such proceeding;

                 (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent or any of its Subsidiaries;

                 (h) the Parent or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                 (i) all or any material part of the property of the Parent or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Parent or any such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any





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



Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                 (j) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                 (k) one or more judgments or orders for the payment of money aggregating in excess of $1,000,000, or aggregating in excess of $500,000 for any one of the Parent or any of its Subsidiaries, which amount shall not be fully covered by insurance, shall be rendered against the Parent or any of its Subsidiaries;

                 (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent or any of its Subsidiaries occurs which materially and adversely affects the property, business, operation, prospects, or condition of the Parent or any of its Subsidiaries;

                 (m)      there occurs a Material Adverse Effect;

                 (n) there is filed against the Parent or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                 (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                 (p) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Parent or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multi- employer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Parent or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi- employer Plan in an aggregate amount in excess of $1,000,000;

                 (q)      there occurs a Change of Control; or

                 (r) any default shall occur in respect to any of the Other Indemnified Transactions, or there occurs a change, not consented to by the Agent, in any instrument, agreement or other document relating thereto (other than a non-material change which does not





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increase the scope, nature or extent of the Agent's obligations represented by such Other Indemnified Obligations).

         11.2    Remedies.

                 (a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Loan Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Loan Party: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(g), or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                 (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the ratable benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Loan Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or each Loan Party shall, upon the Agent's demand, at such Loan Party's cost, assemble the Collateral relating to such Loan Party and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Loan Party agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Loan Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to such Loan Party's address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to such Loan Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Loan Party irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain





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possession and not dispose of any Collateral until after trial or final judgment. Each Loan Party agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Upon the occurrence of an Event of Default, the Agent is hereby granted a license or other right to use, upon the occurrence of an Event of Default, and without charge, any Loan Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and such Loan Party's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to any Loan Party entitled thereto and each Loan Party shall remain liable for any deficiency.

                 (c) If an Event of Default occurs, each Loan Party hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess any Collateral without judicial process or to replevy, attach or levy upon any Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

         12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and each Loan Party shall immediately arrange for the cancellation or replacement, to the reasonable satisfaction of the Agent, of Letters of Credit then outstanding as provided in Section 2.3(j). Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement by or among any Loan Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document to which it





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is a party (other than provisions or rights waived).  The Agent's and each
Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and such Loan Party, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                 (a)      increase or extend the Commitment of any Lender;

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                 (e) increase any of the percentages set forth in the definition of Availability;

                 (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                 (g)      release Collateral other than as permitted by Section
14.11;

                 (h) change the definitions of "Majority Lenders" or "Required Lenders";

                 (i) increase the Maximum Revolver Amount, the Maximum Inventory Loan, and Unused Letter of Credit Subfacility.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         13.3    Assignments; Participations.

                 (a) Any Lender may, with the written consent of the Agent, assign and delegate to one or more assignees that are commercial banks with minimum capital of $150,000,000 or commercial finance companies or affiliates of such banks or finance companies (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000; and provided, further, that unless (i) BABC sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, or (ii) an Event of Default shall have occurred and is continuing, any assignments by BABC shall not cause its Commitment remaining after such assignments to be less than one-third of the amount of the Maximum Revolver Amount.

                 (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof,





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together with such powers as are reasonably incidental thereto; and (6) such
Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender to such extent.

                 (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower or other Loan Party hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                   THE AGENT

         14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the





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Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         14.3    Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of such Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of such Loan Party's Subsidiaries or Affiliates.

         14.4    Reliance by Agent.

                 (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be





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genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and





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other documents expressly herein required to be furnished to the Lenders by the
Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and its Affiliates which may come into the possession of any of the Agent-Related Persons.

         14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Loan Party and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding any such Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

         14.9 Successor Agent. If, subject to BABC's compliance with the provisions of Section 13.3(a), the Commitment of BABC becomes less than one-third of the amount of the Maximum Revolver Amount, or if an Event of Default then exists, the Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event BABC sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the





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acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         14.10   Withholding Tax.

                 (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

                          (i)     if such Lender claims an exemption from, or a
reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                          (ii)    if such Lender claims that interest paid
under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                          (iii)   such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                 (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise





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transfers all or part of the Obligations of the Borrower or other Loan Party to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         14.11   Collateral Matters.

                 (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, Credit Support and Indemnity Obligations, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Loan Party owning such property certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which neither the Borrower nor other Loan Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower or other Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 in any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.

                 (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written





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request by the Borrower,  the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower or other Loan Party in respect of) all interests retained by the Borrower or such other Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                 (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or other Loan Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         14.12   Restrictions on Actions by Lenders; Sharing of Payments.

                 (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or other Loan Party (as applicable) or any accounts of the Borrower or such other Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or other Loan Document or against the Borrower or other Loan Party, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                 (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower or other Loan Party to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such





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excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         14.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to their respective wire transfer accounts listed on the signature pages below; or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

         14.15   Concerning the Collateral and the Related Loan Documents.
Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         14.16 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                 (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                 (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and other Loan Parties and will rely significantly upon the Borrower's and other Loan Parties' books and records, as well as on representations of the Borrower's and other Loan Parties' personnel;

                 (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                 (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower or other Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and
(ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         14.17 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                 MISCELLANEOUS

         15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower or other Loan Parties to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                 (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH





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THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT
PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN OR CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER AND OTHER LOAN PARTIES, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND OTHER LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND
(2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                 (c) EACH OF THE BORROWER AND OTHER LOAN PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER OR OTHER LOAN PARTIES (AS APPLICABLE) AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                 (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OR ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American





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Arbitration Association ("AAA").  The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an Obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 15.3(f).

                 (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 15.3(d) and (f) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                 (g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         15.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 15.3(d), THE BORROWER AND OTHER LOAN PARTIES, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND OTHER LOAN PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART,

TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         15.5 Survival of Representations and Warranties. All of the Borrower's and other Loan Party's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower's or other Loan Party's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         15.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including, without limitation: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) reasonable costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums reasonably paid or incurred to pay any amount or take any action required of the Borrower or any other Loan Party under the Loan Documents that the Borrower or such other Loan Party fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's and any other Loan Party's operations by the Agent, plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $600 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) reasonable costs and expenses of preserving and protecting the Collateral; and (i) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the

Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters) other than claims based solely on the gross negligence or willful misconduct of the Agent or any Lender. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4.

         15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:



         If to the Agent or to BABC:

                 BankAmerica Business Credit, Inc.
                 55 South Lake Avenue, Suite 900
                 Pasadena, California 91101
                 Attention: Division Manager
                 Telecopy No. 626-578-6069

                 with copies to:

                 Bank of America NT & SA
                 10124 Old Grove Road
                 San Diego, California  92131
                 Attention: Legal Department
                 Telecopy No. (619) 549-7518

         If to any Loan Party:

                 GT Bicycles, Inc.
                 2001 East Dyes Road
                 Santa Ana, California 92705
                 Attention:  Charles Cimitile
                 Telecopy No. (714) 481-7115

                 with copies to:

                 Stradling, Yocca, Carlson & Rauth
                 660 Newport Center Drive
                 Newport Beach, California 92660
                 Attention:  K. C. Schaaf, Esq.
                 Telecopy No. (714) 725-4000
or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         15.9 Waiver of Notices. Unless otherwise expressly provided herein, each Loan Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Loan Party which the Agent or any Lender may elect to give shall entitle such Loan Party to any or further notice or demand in the same, similar or other circumstances.

         15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower or any other Loan Party without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         15.11   Indemnity of the Agent and the Lenders by the Borrower.

                 (a) Each Loan Party agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that such Loan Party shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                 (b) Each Loan Party agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to such Loan Party's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about such Loan Party's property or operations or property leased to such Loan Party. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         15.12 Limitation of Liability. No claim may be made by any Loan Party, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Loan Party and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

         15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Loan Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Loan Parties and a duly authorized officer of each of the Agent and the requisite Lenders.

         15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Loan Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default has occurred and is continuing or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each other Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower or other Loan Party (as applicable) against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower or other Loan Party (as applicable) and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER OR OTHER LOAN PARTY (AS APPLICABLE) HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

            [The remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                               "BORROWER"

                               GT Bicycles California, Inc.



                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                   -------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------


                               "AGENT"

                               BankAmerica Business Credit, Inc., as the Agent


                               By      /s/ JAY WHITE
                                 ---------------------------------------------
                               Name    Jay White
                                   -------------------------------------------
                               Title:  Executive Vice President
                                     -----------------------------------------


                               "LENDERS"

Commitment:  $75,000,000       BankAmerica Business Credit, Inc., as a Lender


                               By     /s/ JAY WHITE
                                 ---------------------------------------------
                               Name    Jay White
                                   -------------------------------------------
                               Title:  Executive Vice President
                                     -----------------------------------------


                               "PARENT"

                               GT Bicycles, Inc.

                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                   -------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------

                               "RITEWAY EAST"


                               Riteway Products East, Inc.

                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                   -------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------


                               "RITEWAY NORTH CENTRAL"

                               Riteway Products North Central, Inc.

                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                 ---------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------


                               "RIGHTWAY DISTRIBUTORS CENTRAL"

                               Rite-Way Distributors Central, Inc.

                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                   -------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------


                               "RITEWAY DISTRIBUTORS"

                               Rite-Way Distributors, Inc.

                               By      /s/ CHARLES CIMITILE
                                 ---------------------------------------------
                               Name    Charles Cimitile
                                    ------------------------------------------
                               Title:  Chief Financial Officer
                                     -----------------------------------------

                                   EXHIBIT A
                              FINANCIAL STATEMENTS

                                   EXHIBIT B

                              NOTICE OF BORROWING

                                                     Date:  _____________, 199__

To: BankAmerica Business Credit, Inc. as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of April 29, 1998 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among GT Bicycles California, Inc., GT Bicycles, Inc., Riteway Products East, Inc., Riteway Products North Central, Inc., Rite-Way Distributors Central, Inc., Rite- Way Distributors, Inc. (together, the "Loan Parties"), certain Lenders which are signatories thereto and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

         The undersigned, GT Bicycles California, Inc. (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

         1.      The Business Day of the proposed Borrowing is_________, 19___.

         2.      The aggregate amount of the proposed Borrowing is $__________.

         3. The Borrowing is to be comprised of $___________ of Base Rate and $_____________ of LIBOR Revolving Loans.

         4. The duration of the Interest Period for the LIBOR Revolving Loans, if any, included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Availability or the combined Commitments of the Lenders.


                              GT BICYCLES CALIFORNIA, INC.

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                                   EXHIBIT C

                       NOTICE OF CONVERSION/CONTINUATION

Date:  ________________, 199__

To: BankAmerica Business Credit, Inc. as Agent for the Lenders to the Loan and Security Agreement dated as of April 29, 19998 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among GT Bicycles California, Inc., GT Bicycles, Inc., Riteway Products East, Inc., Riteway Products North Central, Inc., Rite-Way Distributors Central, Inc., Rite-Way Distributors, Inc. (together, the "Loan Parties"), certain Lenders which are signatories thereto and BankAmerica Business Credit, Inc., as Agent

Ladies and Gentlemen:

         The undersigned, GT Bicycles California, Inc. (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

         1.      The Conversion/Continuation Date is ____________, 19__.

         2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

         3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

         4. The duration of the Interest Period for the LIBOR Revolving Loans included in the [conversion] [continuation] shall be ___ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed
Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

         (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Availability or the combined Commitments of the Lenders.



                              GT BICYCLES CALIFORNIA, INC.

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                                   EXHIBIT D

                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________, 199__ is made between ________________________ (the "Assignor") and __________________________ (the
"Assignee").

                                    RECITALS

                 WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of April 29, 1998 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among GT Bicycles California, Inc., GT Bicycles, Inc., Riteway Products East, Inc., Riteway Products North Central, Inc., Rite-Way Distributors Central, Inc., Rite-Way Distributors, Inc. (together, the "Loan Parties"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                 WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Loan Parties in an aggregate amount not to exceed $__________ (the "Commitment");

                 WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Loan Parties

                 WHEREAS, [the Assignor has acquired a participation in its prorata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

                 WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.      Assignment and Acceptance.

                 (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                 (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                 (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                 (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.      Payments.

                 (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                 (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section (__) of the Credit Agreement.

         3.      Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.      Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Loan Parties, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.      Effective Date; Notices.

                 (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                          (i)     this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;

                          [(ii)   the consent of the Agent required for an
effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                          (iii)   the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;


                          [(iv)   the Assignee shall have complied with
Section (___) of the Credit Agreement (if applicable);]

                          (v)     the processing fee referred to in Section
2(b) hereof and in Section ____ of the Credit Agreement shall have been paid to the Agent; and

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Loan Parties and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         [6.     Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                 (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

                 (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7.      Withholding Tax.

         The Assignee (a) represents and warrants to the Lender, the Agent and the Loan Parties that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Loan Parties prior to the time that the Agent or Loan Parties is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.      Representations and Warranties.

                 (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                 (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Loan Parties, or the performance or observance by the Loan Parties, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                 (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

         9.      Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Loan Parties or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.     Miscellaneous.

                 (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                 (b) All payments made hereunder shall be made without any set-off or counterclaim.

                 (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                 (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                 (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ________ _______________ [NOTE: CONFIRM CHOICE OF LAW]. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in [______________] over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [____________] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                 (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.



                              [ASSIGNOR]

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------


                              Address:

                              [ASSIGNEE]



                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                                        Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                           _______________, 19__

BankAmerica Business Credit, Inc.

---------------------------------
---------------------------------
Attn:
     ----------------------------

Re:      [Name and Address of Loan Parties]

Ladies and Gentlemen:

         We refer to the Loan and Security Agreement dated as of April 29, 1998 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among GT Bicycles California, Inc., GT Bicycles, Inc., Riteway Products East, Inc., Riteway Products North Central, Inc., Rite-Way Distributors Central, Inc., Rite-Way Distributors, Inc. (together, the "Loan Parties"), the Lenders referred to therein and BankAmerica Business Credit, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of _____________, 19__, is $ ___________, the
aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Loan Parties to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3.      The following administrative details apply to the Assignee:

                 (A)      Notice Address:

                          Assignee name:
                                        --------------------------------------
                          Address:
                                 ---------------------------------------------
                                 ---------------------------------------------
                          Attention:
                                    ------------------------------------------
                          Telephone:  (___)
                                           -----------------------------------
                          Telecopier:  (___)
                                            ----------------------------------
                          Telex (Answerback):
                                             ---------------------------------

                 (B)      Payment Instructions:

                          Account No.:
                                      ----------------------------------------
                          At:
                                      ----------------------------------------
                                      ----------------------------------------
                                      ----------------------------------------
                          Reference:
                                      ----------------------------------------
                          Attention:
                                      ----------------------------------------

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                              Very truly yours,


                              [NAME OF ASSIGNOR]


                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

                              [NAME OF ASSIGNEE]


                              By:
                                 ---------------------------------------------
                              Title:
                                    ------------------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BankAmerica Business Credit, Inc,
as Agent

By:
   ---------------------------------------------
Title:
      ------------------------------------------